1940 Act File No. 811-10421

    As filed with the Securities and Exchange Commission on October 29, 2004.


                     U.S. SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM N-1A

                             REGISTRATION STATEMENT

                    UNDER THE INVESTMENT COMPANY ACT OF 1940

                                AMENDMENT NO. 11


                       BBH Common Settlement II Fund, Inc.
               (Exact Name of Registrant as Specified in Charter)

                        40 Water Street, Boston, MA 02109
                    (Address of Principal Executive Offices)

       Registrant's Telephone Number, including Area Code: (800) 625-5759

                                 John A. Nielsen
                        140 Broadway, New York, NY 10005
                     (Name and Address of Agent for Service)
                (Notices Should be Sent to the Agent for Service)

                                    Copy to:
                         John E. Baumgardner, Jr., Esq.
                               Sullivan & Cromwell
                   125 Broad Street, New York, New York 10004








                                OFFERING CIRCULAR



                       BBH COMMON SETTLEMENT II FUND, INC.

                                (BBH ComSetSM II)




             The date of this Offering Circular is October 31, 2004










                                TABLE OF CONTENTS



Investment Objective                                              3

Principal Investment Strategies                                   3

Principal Risk Factors                                            3

Fees and Expenses of BBH ComSetSM II                              5

Fund Performance                                                  6

Investment Adviser                                                7

Shareholder Information                                           7

Financial Highlights                                              10

Additional Investment Information                                 11





Eligible Shareholders -- While other institutions are permitted to purchase shares of BBH ComSetSM II, BBH ComSetSM II has been organized for the use by entities that are registered with the Commodity Futures Trading Commission (i.e. Future Commission Merchants, Future Clearing Houses and Commodity Pools).

In making an investment decision shareholders must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. Shares of the BBH ComSetSM II have not been recommended by any U.S. Federal or state or non-U.S. securities commissions or regulatory authorities. Furthermore, none of the foregoing authorities has confirmed the accuracy or determined the adequacy of this document. Any representation to the contrary is a criminal offense.

Shares of the BBH ComSetSM II have not and will not be registered under the Securities Act of 1933, as amended ("1933 Act"), and will be issued solely in private placement transactions that do not involve a public offering within
Section 4(2) of the 1933 Act. Shares of the BBH ComSetSM II may not be transferred or resold except as permitted under the 1933 Act and the applicable state or other securities laws pursuant to registration or exemption therefrom. There will be no public market for shares of the BBH ComSetSM II, and there is no obligation on the part of any person to register shares of the BBH ComSetSM II under the 1933 Act or any state securities law.




INVESTMENT OBJECTIVE

     The investment objective of the BBH Common Settlement II Fund, Inc. ("BBH ComSetSM II") is to provide investors with as high a level of income as is consistent with the preservation of capital and the maintenance of liquidity.



PRINCIPAL INVESTMENT STRATEGIES

     BBH ComSetSM II invests all of its assets in the BBH U.S. Money Market Portfolio (the "Portfolio"), an investment company that has the same investment objective as BBH ComSetSM II. Brown Brothers Harriman, the Investment Adviser of the Portfolio, invests all of the assets of the Portfolio in securities which, at the time of purchase, are rated within the highest rating category for short-term obligations by at least two (unless only rated by one) nationally recognized statistical rating organizations (e.g., Moody's Investors Service, Standard & Poor's Corporation and Fitch) (NRSRO). The instruments in which the Investment Adviser may invest include U.S. Government securities and obligations of U.S. and non-U.S. banks (such as certificates of deposit and fixed time deposits), commercial paper, repurchase agreements, reverse repurchase agreements, when-issued and delayed delivery securities, bonds issued by U.S. corporations and obligations of certain supranational organizations. The Portfolio invests at least 80% of its assets in securities issued in the U.S.



PRINCIPAL RISK FACTORS

     The principal risks of investing in BBH ComSetSM II are described below. A shareholder may lose money by investing in BBH ComSetSM II.



     - MARKET RISK:

          This is the risk that the price of a security will fall due to changing economic, political or market conditions, or due to a company's individual situation.



     - INTEREST RATE RISK:

          Interest rate risk refers to the price fluctuation of a bond in response to changes in interest rates. A major change in interest rates could cause BBH ComSetSM II's yield to decline.



     - CREDIT RISK:

          Credit risk refers to the likelihood that an issuer or obligor will default on interest or principal payments. Changes in the financial condition of an issuer, changes in specific economic or political conditions that affect a particular type of issuer, and changes in general economic or political conditions can adversely affect the credit quality or value of an issuer's securities. Entities providing credit support or a maturity-shortening structure also can be affected by these types of changes. Because the Portfolio invests a significant portion of its assets in bank obligations, the value of these investments and the net assets of the Portfolio could decline more dramatically as a result of adverse events affecting the bank industry. The Investment adviser invests in high quality debt securities, which reduces the Portfolio's exposure to credit risk.



     - FOREIGN INVESTMENT RISK:

          Because the Portfolio invests in securities issued by non-U.S. banks, the Portfolio is subject to additional risks on these securities such as adverse political, social and economic developments abroad, different kinds and levels of market and issuer regulations and the different characteristics of overseas economies and markets. There may be rapid changes in the value of these securities.



     INVESTMENTS IN BBH COMSETSM II ARE NEITHER INSURED NOR GUARANTEED BY THE U.S. GOVERNMENT. ALTHOUGH U.S. GOVERNMENT AGENCIES AND INSTRUMENTALITIES MAY BE CHARTERED OR SPONSORED BY ACTS OF CONGRESS, THEIR SECURITIES ARE NEITHER ISSUED NOR GUARANTEED BY THE UNITED STATES TREASURY. SHARES OF BBH COMSETSM II ARE NOT DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED BY, BROWN BROTHERS HARRIMAN & CO. OR ANY OTHER BANK, AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD OR ANY OTHER FEDERAL, STATE OR OTHER GOVERNMENTAL AGENCY. ALTHOUGH BBH COMSETSM II SEEKS TO PRESERVE THE VALUE OF YOUR INVESTMENT AT $1.00 PER SHARE, IT IS POSSIBLE TO LOSE MONEY BY INVESTING IN BBH COMSETSM II.




FEES AND EXPENSES OF THE FUND

     The tables below describe the fees and expenses(1) that a shareholder may pay if that shareholder invests in BBH ComSetSM II.

                               SHAREHOLDER FEES

              (Fees paid directly from a shareholder's account)

Maximum Sales Charge (Load)

Imposed on Purchases                                              None

Maximum Deferred Sales Charge (Load)                              None

Maximum Sales Charge (Load)

Imposed on Reinvested Dividends                                   None

Redemption Fee                                                    None

Exchange Fee                                                      None



                      ANNUAL FUND OPERATING EXPENSES(2)

 (Expenses that are deducted from Fund assets as a percentage of average net assets)

Management Fee                                                    0.10%

Other Expenses

  Administration Fee                                              0.05%

  Shareholder Servicing Fees                                      0.05%

  Other                                                           0.04%
                                                            -----------

Total Annual Fund Operating Expenses                              0.24%
                                                            ===========



(1) The expenses shown for BBH ComSetSM II include the expenses of the Portfolio.

(2) BBH ComSetSM II currently has an expense payment agreement which limits the total annual fund operating expenses to 0.18%. This current arrangement will continue in effect until December 31, 2004. On January 1, 2005, BBH ComSetSM II's anticipated total annualized fund operating expenses will be 0.24%.


FUND PERFORMANCE

     Historical total return information for any period or portion thereof prior to the establishment of BBH ComSetSM II will be that of the BBH U.S. Money Market Portfolio adjusted to assume that all charges, expenses and fees which are presently in effect for BBH ComSetSM II on June 19, 2001 were deducted during such periods, as permitted by applicable SEC staff interpretations. For current yield information, please call 1-800-625-5759, or contact your account representative.



As of September 30, 2004, BBH ComSetSM II had a year-to-date return of 0.79%



                                 TOTAL RETURN

                            (% per calendar year)

1994    1995     1996     1997    1998    1999    2000    2001    2002    2003
3.93%   5.88%    5.32%    5.46%   5.38%   5.10%   6.41%   4.12%   1.71%   1.06%



HIGHEST AND LOWEST RETURN

(Quarterly 1993 - 2003)



                           RETURN        QUARTER ENDING

HIGHEST            1.68%                          9/00

LOWEST             0.23%                         12/03



AVERAGE ANNUAL TOTAL RETURNS

(Through December 31, 2003)



1 YEAR        5 YEARS      10 YEARS

1.06%         3.66%        4.42%

Past performance is no guarantee of future results. This information provides you with historical performance information so that you can analyze whether the BBH ComSetSM II 's investment risks are balanced by its potential returns.




INVESTMENT ADVISER

     The Investment Adviser to the Portfolio is Brown Brothers Harriman, Private Bankers, a New York limited partnership established in 1818. Brown Brothers Harriman has established a separately identifiable department (SID) to provide investment advice to mutual funds. The SID is registered under the Investment Advisers Act of 1940. The Investment Adviser is located at 140 Broadway, New York, NY 10005.



     The Investment Adviser provides investment advice and portfolio management services to the Portfolio. Subject to the general supervision of the Trustees, the Investment Adviser makes the day-to-day investment decisions, places the purchase and sale orders for the portfolio transactions, and generally manages the investments. The Investment Adviser provides a broad range of investment management services for customers in the United States and abroad. At June 30, 2004, it managed total assets of approximately $37 billion.



     A team of individuals manages the Portfolio on a day-to-day basis. This team includes Mr. Jeffrey A. Schoenfeld, Mr. Glenn E. Baker and Mr. John Ackler of Brown Brothers Harriman. Mr. Schoenfeld holds a B.A. from the University of California, Berkeley and a M.B.A. from the Wharton School of the University of Pennsylvania. He joined Brown Brothers Harriman in 1984. Mr. Baker holds a B.S. and a M.B.A. from the University of Michigan and is a Chartered Financial Analyst. He joined Brown Brothers Harriman in 1991. Mr. Ackler holds a B.S. from Philadelphia University and an M.B.A. from Lehigh University and is a chartered financial analyst. He joined Brown Brothers Harriman in 1999. Prior to joining Brown Brothers Harriman, he worked for Nomura Asset Management USA Inc.

     As compensation for the services rendered and related expenses such as salaries of advisory personnel borne by the Investment Adviser, under the Investment Advisory Agreement, the Portfolio pays the Investment Adviser an annual fee, computed daily and payable monthly, equal to 0.10% of the average daily net assets of the Portfolio.



SHAREHOLDER INFORMATION

     Net Asset Value

     The net asset value of BBH ComSetSM II is normally determined every day the New York Stock Exchange is open for regular trading and the Federal Reserve banks are open for business. BBH ComSetSM II normally calculates its net asset value once daily at 4:00 P.M., Eastern time.

It is anticipated that the net asset value per share of BBH ComSetSM II will remain constant at $1.00. No assurance can be given that this goal can be achieved.

     The Portfolio's assets are valued by using the amortized cost method of valuation. This method involves valuing a security at its cost at the time of purchase and thereafter assuming a constant amortization to maturity of any discount or premium, regardless of the impact of fluctuating interest rates on the market value of the instrument. The market value of the securities held by the Portfolio fluctuates on the basis of the creditworthiness of the issuers of such securities and on the levels of interest rates generally. While the amortized cost method provides certainty in valuation, it may result in periods when the value so determined is higher or lower than the price the Portfolio would receive if the security were sold.



     Purchase of Shares

     Shares of BBH ComSetSM II are issued solely in private placement transactions. Investments in BBH ComSetSM II may only be made in accordance with Regulation D of the 1933 Act. Eligible shareholders are "accredited investors" and include Future Commission Merchants (FCMs) registered with the Commodity Futures Trading Commission (CFTC) or a Futures Exchange or its clearinghouse which has been designated by the CFTC pursuant to the Commodity Exchange Act as a contract market for certain futures contracts and options on futures contracts. This Offering Circular does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the Securities Act of 1933.

     An investment in BBH ComSetSM II may be made without a sales load. Shareholders may invest into BBH ComSetSM II on any day the net asset value is calculated if BBH ComSetSM II receives an order, including acceptable payment for such order, prior to such calculation. Shares of BBH ComSetSM II are entitled to dividends declared on the day BBH ComSetSM II executes the purchase order on the books of BBH ComSetSM II.

     An investor may place purchase orders for Fund shares through Brown Brothers Harriman. Such an investor has such shares held directly in the investor's name on the books of BBH ComSetSM II and is responsible for arranging for the payment of the purchase price of Fund shares. BBH ComSetSM II executes all purchase orders for initial and subsequent purchases at the net asset value per share next determined after Brown Brothers Harriman & Co. has received payment in the form of a cashier's check drawn on a U.S. bank, a check certified by a U.S. bank or a wire transfer. The minimum initial investment in BBH ComSetSM II is $5 million ($5,000,000). From time to time, BBH ComSetSM II may waive the minimum initial investment for certain not-for-profit and trade organizations affiliated with the futures industry.

     Because BBH ComSetSM II intends to be fully invested at all times as is reasonably practicable in order to enhance the yield on its assets, investments must be made in federal funds (i.e., monies credited to the custodian of the Fund's account by a Federal Reserve Bank).

     BBH ComSetSM II reserves the right to cease accepting investments at any time or reject any investment order.



    Redemption of Shares

     A shareholder in BBH ComSetSM II may redeem all or any portion of its investment at the net asset value next determined after a request is furnished by the shareholder to Brown Brothers Harriman, telephone number 212-493-7888. Any redemption request received on a business day by BBH ComSetSM II prior to 3 p.m., Eastern time will be paid on the same day unless a redemption request or payment therefrom has been suspended or postponed. A redemption request or the payment therefrom can be postponed or suspended when the NYSE is closed or the Federal Reserve Banks are closed for business (other than weekends or holidays). Unless suspended or postponed, any redemption request received on a business day by BBH ComSetSM II after 3 p.m., Eastern time will be paid as soon as possible but no later than the next business day.



     Investments in BBH ComSetSM II may be transferred providing that BBH ComSetSM II determines that the transferee of the shares of BBH ComSetSM II is an Accredited Investor as defined in Regulation D of the 1933 Act.



     Dividends and Distributions

     The net income and short-term capital gains and losses of BBH ComSetSM II, if any, are declared as a dividend daily and paid monthly. Determination of BBH ComSetSM II's net income is made each business day immediately prior to the determination of the net asset value per share of BBH ComSetSM II. Net income for days other than such business days is determined at the time of the determination of the net asset value per share of BBH ComSetSM II on the immediately preceding business day.

     Dividends declared are payable to shareholders of record of BBH ComSetSM II on the date of determination. Shares purchased through the submission of a purchase order, including acceptable payment for such order, prior to 4:00 P.M., Eastern time on such a business day begin earning dividends on that business day. Shares redeemed do not qualify for a dividend on the business day that the redemption proceeds are paid.

     Unless a shareholder whose shares are held directly in the shareholder's name on the books of BBH ComSetSM II elects to have dividends paid in cash, BBH ComSetSM II automatically reinvests dividends in additional Fund shares without reference to the minimum subsequent purchase requirement.

     Taxes

     Dividends of net income and net short-term capital gains, if any, are taxable to shareholders of BBH ComSetSM II as ordinary income, whether such dividends are paid in cash or reinvested in additional shares. The treatment of BBH ComSetSM II and its shareholders in those states which have income tax laws might differ from treatment under federal income tax laws. Therefore, distributions to shareholders may be subject to additional state and local taxes. Shareholders are urged to consult their tax advisors regarding any state or local taxes.



     Foreign Investors

     BBH ComSetSM II is designed for investors who are either citizens of the United States or aliens subject to United States income tax. Prospective investors who are not citizens of the United States and who are not aliens subject to United States income tax maybe subject to United States withholding tax on the entire amount of all dividends. Therefore, such investors should not invest in BBH ComSetSM II since alternative investments would not be subject to United States withholding tax.




FINANCIAL HIGHLIGHTS (EXPRESSED IN U.S. DOLLARS)

The financial highlights table is intended to help an investor understand the financial performance of BBH ComSetSM II. Certain information reflects financial results for a single portfolio share. The total returns in the table represent the rate that an investor would have earned on an investment in BBH ComSetSM II (assuming reinvestment of all dividends and distributions). This information has been audited by Deloitte & Touche LLP, whose report along with BBH ComSetSM II's financial statements, are included in the annual report, which is available upon request.
                                                            For the period
                                                            June 18, 2001
                    For the year For the year  For the year (Commencement of
                    Ended June   Ended June    Ended June   Operations) to June
                    30, 2004     30, 2003      30, 2002     30, 2001
--------------------------------------------------------------------
Net asset value, beginning of
  period             $1.00       $1.00         $1.00        $1.00
Income from investment Operations:
  Net Investment income 0.01          0.01         0.02        0.00 (1)
Dividends to shareholders from net investment
  income             (0.01)      (0.01)        (0.02)       0.00 (1)
                     -----------------------------------------------

Net asset value,
  end of period      $1.00       $1.00         $1.00        $1.00
                     ============================================

Total Return         0.94%       1.39%         2.44%        0.14%

Ratios/Supplemental data (2):
  Net assets, end of period
  (000's omitted)    $465,755    $390,181      $390,768     $100
  Ratio of expenses to average
    net assets (3)   0.18%       0.18%         0.18%        0.18% (4)
  Ratio of net investment income to average
    net assets (3)   0.94%       1.38%         2.25%        4.44% (4)

(1) Less than 0.01% per share.
(2) Ratios include the Fund's share of Portfolio income, expenses paid by the Portfolio and the expense offset arrangement, as appropriate.
(3) Had the expense payment agreement, which commenced on June 18, 2001, not been in place, and if no fees had been waived, the ratio of expenses to average net assets and the ratio of net investment income would have been as follows:
     Ratio of expenses to average net
     assets          0.26%       0.20%         0.19%        0.18% (4)
     Ratio of net investment income to average net
     assets          0.86%       1.36%         2.24%        4.44% (4)
(4) Annualized


ADDITIONAL INVESTMENT INFORMATION

INVESTMENT STRUCTURE. BBH ComSetSM II seeks to achieve its investment objective by investing all of its assets in the Portfolio, a diversified open-end investment company having the same investment objective as BBH ComSetSM II. Other investors, including mutual funds and institutional investors, may invest in the Portfolio on the same terms and conditions as BBH ComSetSM II. However, these other investors may have different operating expenses which may generate different aggregate performance results. BBH ComSetSM II may withdraw its investment in the Portfolio at any time as a result of changes in the Portfolio's investment objective, policies or restrictions of if the Board of Directors determines that it is otherwise in the best interests of BBH ComSetSM II to do so. Eligible investments include the following:

     INVESTMENT SECURITIES. The Portfolio will comply with CFTC Rule 1.25 which governs the investment of customer funds as defined in the Commodity Exchange Act.

     U.S. GOVERNMENT SECURITIES. The Portfolio may invest in securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities. These securities, including those which are guaranteed by federal agencies or instrumentalities, may or may not be backed by the "full faith and credit" of the United States.

     BANK OBLIGATIONS. The Portfolio may invest in U.S. dollar-denominated high quality securities. These securities include negotiable certificates of deposit and fixed time deposits of banks, savings and loan associations and savings banks organized under the laws of the United States or any state thereof. The Portfolio's investments also include obligations of non-U.S. branches of such banks, or of non-U.S. banks or their U.S. or non-U.S. branches. (The Portfolio may only invest in obligations of such non-U.S. banks if such bank has more than $500 million in total assets).

     COMMERCIAL PAPER. The Portfolio may invest in commercial paper including variable rate demand master notes issued by U.S. corporations or by non-U.S. corporations which are direct parents or subsidiaries of U.S. corporations. Master notes are demand obligations that permit the investment of fluctuating amounts at varying market rates of interest pursuant to arrangements between the issuer and a U.S. commercial bank acting as agent for the payees of such notes. Master notes are callable on demand, but are not marketable to third parties. Consequently, the right to redeem such notes depends on the borrower's ability to pay on demand.

     REPURCHASE AGREEMENTS. A repurchase agreement is an agreement in which the seller (the "Lender") of a security agrees to repurchase from the Portfolio the security sold at a mutually agreed upon time and price. As such, it is viewed as the lending of money to the Lender. The Portfolio always receives as collateral securities which are eligible securities for the Portfolio to purchase.

     OTHER OBLIGATIONS. Assets of the Portfolio may be invested in bonds and asset-backed securities with maturities not exceeding thirteen months, issued by U.S. corporations.














October 31, 2004

                   BBH COMMON SETTLEMENT II FUND, INC.
                     REGISTRATION STATEMENT PART B


Cover Page

         Not applicable.

Table of Contents

                                                                     Page

Investment Objective and Policies                                       3
Securities in Which the Fund Invests                                    4
Investment Restrictions                                                 8

Management                                                              11
Board of Directors                                                      16
Code of Ethics                                                          19
Voting Proxies on Fund Portfolio Securities
         Proxy Voting Policies
         Proxy Voting Procedures
         Conflicts of Interest
Investment Adviser                                                      21
Administrators                                                          22
Expense Payment Agreement                                               24
Placement Agent                                                         25
Custodian, Transfer and Dividend Disbursing Agent                       26
Independent Auditors                                                    26
Net Asset Value                                                         26
Computation of Performance                                              28
Purchases and Redemptions                                               31
Federal Taxes                                                           31
Description of Shares                                                   32
Portfolio Brokerage Transactions                                        34
Bond, Note and Commercial Paper Ratings                                 35
Additional Information                                                  37
Financial Statements                                                    38

Fund History

     BBH Common Settlement II Fund, Inc. ("BBH ComSetSM II" or the "Fund") is an open-end management investment company which was organized as a Maryland corporation on May 10, 2001. BBH ComSetSM II is a type of mutual fund commonly known as a money market fund. BBH ComSetSM II is designed to be a cost effective and convenient means of making substantial investments in money market instruments.

Brown Brothers Harriman & Co. is the investment adviser (the "Investment Adviser") of the BBH U.S. Money Market Portfolio (the "Portfolio").


INVESTMENT OBJECTIVE AND POLICIES

     The investment objective of BBH ComSetSM II is to achieve as high a level of current income as is consistent with the preservation of capital and the maintenance of liquidity.

     BBH ComSetSM II seeks to achieve its investment objective by investing all of its assets in the Portfolio, a diversified open-end investment company having the same investment objective as BBH ComSetSM II. The Portfolio pursues its investment objective by investing in high quality, short-term money market instruments. At least 80% of the securities of the Portfolio will be issued in the U.S. BBH ComSetSM II will provide shareholders with at least 60 days prior notice of any changes in these policies as required by Rule 35d-1. This policy shall be interpreted and implemented in accordance with its purpose, which is solely to comply with Rule 35d-1.

For these purposes, the Portfolio adheres to the following operating policies (which may be changed without shareholder or investor approval):

o Interest Rate Risk Control. The average maturity of the Portfolio will be limited to 60 days. Rule 2a-7 under the Investment Company Act of 1940 ("Rule 2a-7") and CFTC Rule 1.25 guidelines currently limit the average maturity of a money market fund to 90 days.

o Liquidity. The Portfolio will maintain a minimum of 20% of its net assets in securities with a time to maturity of 7 days or less.

o Issuer Diversification. The Portfolio will not invest more than 3% of its net assets in one or more securities with a time to maturity longer than 7 days issued by a non-Government issuer. Rule 2a-7 and CFTC Rule
   1.25 guidelines currently allow issuer concentrations of 5%.

o Credit Quality. The Portfolio will maintain a minimum of 50% of its net assets in securities rated A1+ by Standard & Poor's, and invest the balance of its assets in securities rated A1. Government securities, repurchase agreements and securities maturing in 7 days or less will be considered A1+ for these purposes.

     There can be no assurance that BBH ComSetSM II's investment objective or that of the Portfolio will be achieved.

     The following supplements the information contained in Part A concerning the investment objective, policies and techniques of BBH ComSetSM II and the Portfolio. Since the investment characteristics of BBH ComSetSM II correspond directly to those of the Portfolio, the following is a discussion of the various investments and investment policies of the Portfolio. Shareholder composition may fluctuate between individual investors and institutional investors and their underlying interest holders (e.g., futures commission merchants), and one or more investors could at any given time hold a significant percentage of the Fund's outstanding shares. A large scale redemption by such an investor could cause the Portfolio to sell certain assets at an inopportune time.

Loans of Portfolio Securities

     Loans of portfolio securities up to 30% of the total value of the Portfolio are permitted and may be entered into for not more than one year. Securities of the Portfolio may be loaned if such loans are secured continuously by cash or equivalent collateral or by an irrevocable letter of credit in favor of the Portfolio at least equal at all times to 100% of the market value of the securities loaned plus accrued income. While such securities are on loan, the borrower pays the Portfolio any income accruing thereon, and cash collateral may be invested for the Portfolio, thereby earning additional income. All or any portion of interest earned on invested collateral may be paid to the borrower. Loans are subject to termination by the Portfolio in the normal settlement time, currently three business days after notice, or by the borrower on one day's notice. Borrowed securities are returned when the loan is terminated. Any appreciation or depreciation in the market price of the borrowed securities which occurs during the term of the loan inures to the Portfolio and its investors. Reasonable finders' and custodial fees may be paid in connection with a loan. In addition, all facts and circumstances, including the creditworthiness of the borrowing financial institution, are considered before a loan is made and no loan is made in excess of one year. There is the risk that a borrowed security may not be returned to the Portfolio. Securities of the Portfolio are not loaned to Brown Brothers Harriman & Co. or to any affiliate of BBH ComSetSM II or the Portfolio.

U.S. Government Securities

     These securities are issued or guaranteed by the U.S. government, its agencies or instrumentalities and may or may not be backed by the "full faith and credit" of the United States. In the case of securities not backed by the full faith and credit of the United States, it may not be possible to assert a claim against the United States itself in the event the agency or instrumentality issuing or guaranteeing the security for ultimate repayment does not meet its commitments. Securities that are not backed by the full faith and credit of the United States include, but are not limited to, securities of the Tennessee Valley Authority, the Federal National Mortgage Association, the Federal Farm Credit System, the Federal Home Loan Banks and the Federal Home Loan Mortgage Corporation. Securities that are backed by the full faith and credit of the United States include Treasury bills, Treasury notes, Treasury bonds and pass through obligations of the Government National Mortgage Association, the Farmers Home Administration and the Export-Import Bank. There is no percentage limitation with respect to investments in U.S. government securities.

Bank Obligations

     Assets of the Portfolio may be invested in U.S. dollar-denominated negotiable certificates of deposit and fixed time deposits of banks, savings and loan associations and savings banks organized under the laws of the United States or any state thereof, including obligations of non-U.S. branches of such banks, or of non-U.S. banks or their U.S. or non-U.S. branches, provided that in each case, such bank has more than $500 million in total assets, and has an outstanding short-term debt issue rated within the highest rating category for short-term debt obligations by at least two (unless only rated by one) nationally recognized statistical rating organizations (e.g., Moody's and S&P) or, if unrated, are of comparable quality as determined by or under the direction of the Portfolio's Board of Trustees. See "Bond, Note and Commercial Paper Ratings" in this Part B. There is no additional percentage limitation with respect to investments in negotiable certificates of deposit and fixed time deposits of U.S. branches of U.S. banks and U.S. branches of non-U.S. banks that are subject to the same regulation as U.S. banks. Since the Portfolio may contain U.S. dollar-denominated certificates of deposit, fixed time deposits and bankers' acceptances that are issued by non-U.S. banks and their non-U.S. branches, the Portfolio may be subject to additional investment risks with respect to those securities that are different in some respects from obligations of U.S. issuers, such as currency exchange control regulations, the possibility of expropriation, seizure or nationalization of non-U.S. deposits, less liquidity and more volatility in non-U.S. securities markets and the impact of political, social or diplomatic developments or the adoption of other foreign government restrictions which might adversely affect the payment of principal and interest on securities held by the Portfolio. If it should become necessary, greater difficulties might be encountered in invoking legal processes abroad than would be the case in the United States. Issuers of non-U.S. bank obligations may be subject to less stringent or different regulations than are U.S. bank issuers, there may be less publicly available information about a non-U.S. issuer, and non-U.S. issuers generally are not subject to uniform accounting and financial reporting standards, practices and requirements comparable to those applicable to U.S. issuers. Income earned or received by the Portfolio from sources within countries other than the United States may be reduced by withholding and other taxes imposed by such countries. Tax conventions between certain countries and the United States, however, may reduce or eliminate such taxes. All such taxes paid by the Portfolio would reduce its net income available for distribution to investors (i.e., BBH ComSetSM II and other investors in the Portfolio); however, the Investment Adviser would consider available yields, net of any required taxes, in selecting securities of non-U.S. issuers. While early withdrawals are not contemplated, fixed time deposits are not readily marketable and may be subject to early withdrawal penalties, which may vary. Assets of the Portfolio are not invested in obligations of Brown Brothers Harriman & Co., or the Placement Agent, or in the obligations of the affiliates of any such organization. Assets of the Portfolio are also not invested in fixed time deposits with a maturity of over seven calendar days, or in fixed time deposits with a maturity of from two business days to seven calendar days if more than 10% of the Portfolio's net assets would be invested in such deposits.

Corporate Debt Securities
     Corporate debt securities are fixed income securities issued by businesses. Notes, bonds, debentures and commercial paper are the most prevalent types of corporate debt securities. The Fund may also purchase interests in bank loans to companies. The credit risks of corporate debt securities vary widely among issuers.

     In addition, the credit risk of an issuer's debt security may vary based on its priority for repayment. For example, higher ranking (senior) debt securities have a higher priority than lower ranking (subordinated) securities. This means that the issuer might not make payments on subordinated securities while continuing to make payments on senior securities. In addition, in the event of bankruptcy, holders of senior securities may receive amounts otherwise payable to the holders of subordinated securities. Some subordinated securities, such as trust preferred and capital securities notes, also permit the issuer to defer payments under certain circumstances. For example, insurance companies issue securities known as surplus notes that permit the insurance company to defer any payment that would reduce its capital below regulatory requirements.

Commercial Paper

     Assets of the Portfolio may be invested in commercial paper including variable rate demand master notes issued by U.S. corporations or by non-U.S. corporations which are direct parents or subsidiaries of U.S. corporations. Master notes are demand obligations that permit the investment of fluctuating amounts at varying market rates of interest pursuant to arrangements between the issuer and a U.S. commercial bank acting as agent for the payees of such notes. Master notes are callable on demand, but are not marketable to third parties. Consequently, the right to redeem such notes depends on the borrower's ability to pay on demand. At the date of investment, commercial paper must be rated within the highest rating category for short-term debt obligations by at least two (unless only rated by one) nationally recognized statistical rating organizations (NRSROs) (e.g., Moody's and S&P) or, if unrated, are of comparable quality as determined by or under the direction of the Portfolio's Board of Trustees. Any commercial paper issued by a non-U.S. corporation must be U.S. dollar-denominated and not subject to non-U.S. withholding tax at the time of purchase. Aggregate investments in non-U.S. commercial paper of non-U.S. issuers cannot exceed 10% of the Portfolio's net assets. Since the Portfolio may contain commercial paper issued by non-U.S. corporations, it may be subject to additional investment risks with respect to those securities that are different in some respects from obligations of U.S. issuers, such as currency exchange control regulations, the possibility of expropriation, seizure or nationalization of non-U.S. deposits, less liquidity and more volatility in non-U.S. securities markets and the impact of political, social or diplomatic developments or the adoption of other foreign government restrictions which might adversely affect the payment of principal and interest on securities held by the Portfolio. If it should become necessary, greater difficulties might be encountered in invoking legal processes abroad than would be the case in the United States. There may be less publicly available information about a non-U.S. issuer, and non-U.S. issuers generally are not subject to uniform accounting and financial reporting standards, practices and requirements comparable to those applicable to U.S. issuers.

Borrowing

     The Investment Company Act of 1940 (1940 Act) permits a registered investment company to borrow money from banks, so long as it maintains asset coverage of 300% for all outstanding borrowings. Funds must reduce the amount of their borrowings within three days if their asset coverage falls below 300%. As a general matter, a fund that borrows money is susceptible to the risk of having to sell portfolio securities at an inopportune time in order to maintain the 300% asset coverage ratio required by the 1940 Act. Borrowing may also exaggerate the impact on a fund of any increase or decrease in the value of its investments (which would have a corresponding effect on the fund's share value). Money borrowed is also subject to interest costs.

Repurchase Agreements

     A repurchase agreement is an agreement in which the seller (the "Lender") of a security agrees to repurchase from the Portfolio the security sold at a mutually agreed upon time and price. As such, it is viewed as the lending of money to the Lender. The resale price normally is in excess of the purchase price, reflecting an agreed upon interest rate. The rate is effective for the period of time assets of the Portfolio are invested in the agreement and is not related to the coupon rate on the underlying security. The period of these repurchase agreements is usually short, from overnight to one week, and at no time are assets of the Portfolio invested in a repurchase agreement with a maturity of more than one year. The securities which are subject to repurchase agreements, however, may have maturity dates in excess of one year from the effective date of the repurchase agreement. The Portfolio always receives as collateral eligible securities for the Portfolio to purchase. Collateral is marked to the market daily and has a market value including accrued interest at least equal to 100% of the dollar amount invested on behalf of the Portfolio in each agreement along with accrued interest. Payment for such securities is made for the Portfolio only upon physical delivery or evidence of book entry transfer to the account of Brown Brothers Harriman & Co, the Portfolio's Custodian. If the Lender defaults, the Portfolio might incur a loss if the value of the collateral securing the repurchase agreement declines and might incur disposition costs in connection with liquidating the collateral. In addition, if bankruptcy proceedings are commenced with respect to the Lender, realization upon the collateral on behalf of the Portfolio may be delayed or limited in certain circumstances. A repurchase agreement with more than seven days to maturity may not be entered into for the Portfolio if, as a result, more than 10% of the Portfolio's net assets would be invested in such repurchase agreement together with any other investment for which market quotations are not readily available.

Reverse Repurchase Agreements

     Reverse repurchase agreements may be entered into only with a "primary dealer" (as designated by the Federal Reserve Bank of New York) in U.S. Government securities. This is an agreement in which the Portfolio agrees to repurchase securities sold by it at a mutually agreed upon time and price. As such, it is viewed as the borrowing of money for the Portfolio. Proceeds of borrowings under reverse repurchase agreements are invested for the Portfolio. This is the speculative factor known as "leverage". If interest rates rise during the term of a reverse repurchase agreement utilized for leverage, the value of the securities to be repurchased for the Portfolio as well as the value of securities purchased with the proceeds will decline. In these circumstances, the Portfolio's entering into reverse repurchase agreements may have a negative impact on the ability to maintain BBH ComSetSM II's net asset value (NAV) of $1.00 per share. Proceeds of a reverse repurchase transaction are not invested for a period which exceeds the duration of the reverse repurchase agreement. A reverse repurchase agreement is not entered into for the Portfolio if, as a result, more than one-third of the market value of the Portfolio's total assets, less liabilities other than the obligations created by reverse repurchase agreements, is engaged in reverse repurchase agreements. In the event that such agreements exceed, in the aggregate, one-third of such market value, the amount of the Portfolio's obligations created by reverse repurchase agreements is reduced within three days thereafter (not including weekends and holidays) or such longer period as the Securities and Exchange Commission (SEC) may prescribe, to an extent that such obligations do not exceed, in the aggregate, one-third of the market value of the Portfolio's assets, as defined above. A segregated account with the Custodian is established and maintained for the Portfolio with liquid assets in an amount at least equal to the Portfolio's purchase obligations under its reverse repurchase agreements. Such a segregated account consists of liquid high grade debt securities marked to the market daily, with additional liquid assets added when necessary to insure that at all times the value of such account is equal to the purchase obligations.

When-Issued and Delayed Delivery Securities

     Securities may be purchased for the Portfolio on a when-issued or delayed delivery basis. For example, delivery and payment may take place a month or more after the date of the transaction. The purchase price and the interest rate payable on the securities are fixed on the transaction date. The securities so purchased are subject to market fluctuation and no interest accrues to the Portfolio until delivery and payment take place. At the time the commitment to purchase securities for the Portfolio on a when-issued or delayed delivery basis is made, the transaction is recorded and thereafter the value of such securities is reflected each day in determining the Portfolio's NAV. At the time of its acquisition, a when-issued security may be valued at less than the purchase price. Commitments for such when-issued securities are made only when there is an intention of actually acquiring the securities. To facilitate such acquisitions, a segregated account with the Custodian is maintained for the Portfolio with liquid assets in an amount at least equal to such commitments. Such a segregated account consists of liquid high grade debt securities marked to the market daily, with additional liquid assets added when necessary to insure that at all times the value of such account is equal to the commitments. On delivery dates for such transactions, such obligations are met from maturities or sales of the securities held in the segregated account and/or from cash flow. If the right to acquire a when-issued security is disposed of prior to its acquisition, the Portfolio could, as with the disposition of any other portfolio obligation, incur a gain or loss due to market fluctuation. When-issued commitments for the Portfolio may not be entered into if such commitments exceed in the aggregate 15% of the market value of the Portfolio's total assets, less liabilities other than the obligations created by when-issued commitments.

Other Obligations

     Assets of the Portfolio may be invested in bonds and asset-backed securities with maturities not exceeding thirteen months, issued by U.S. corporations which at the date of investment are rated within the highest short-term rating category for such obligations or the two highest long-term rating categories by at least two (unless only rated by one) NRSROs (e.g., Moody's and S&P) or, if unrated, are of comparable quality as determined by or under the direction of the Portfolio's Board of Trustees.

     Assets of the Portfolio may also be invested in obligations of supranatural agencies, such as the World Bank, which may be supported by appropriated but unpaid commitments of its member countries, although there is no assurance that these commitments will be undertaken in the future.

INVESTMENT RESTRICTIONS

     BBH ComSetSM II and the Portfolio are operated under the following investment restrictions which are deemed fundamental policies and may be changed only with the approval of the holders of a "majority of the outstanding voting securities" (as defined in the 1940 Act) of BBH ComSetSM II or the Portfolio, as the case may be (see "Additional Information"). Since the investment restrictions of BBH ComSetSM II correspond directly to those of the Portfolio, the following is a discussion of the various investment restrictions of the Portfolio.

     Except that BBH ComSetSM II may invest all of its assets in an open-end investment company with substantially the same investment objective, policies and restrictions as BBH ComSetSM II, neither the Portfolio nor BBH ComSetSM II, may:

     (1) enter into repurchase agreements with more than seven days to maturity if, as a result thereof, more than 10% of the market value of its net assets would be invested in such repurchase agreements together with any other investment for which market quotations are not readily available;

     (2) enter into reverse repurchase agreements which, including any borrowings under Investment Restriction No. 3, exceed, in the aggregate, one-third of the market value of its total assets, less liabilities other than obligations created by reverse repurchase agreements. In the event that such agreements exceed, in the aggregate, one-third of such market value, it will, within three days thereafter (not including weekends and holidays) or such longer period as the SEC may prescribe, reduce the amount of the obligations created by reverse repurchase agreements to an extent that such obligations will not exceed, in the aggregate, one-third of the market value of its assets;

     (3) borrow money, except as permitted by the 1940 Act and rules thereunder;

     (4) enter into when-issued commitments exceeding in the aggregate 15% of the market value of its total assets, less liabilities other than obligations created by when-issued commitments;

     (5) purchase the securities or other obligations of issuers conducting their principal business activity in the same industry if, immediately after such purchase, the value of such investments in such industry would exceed 25% of the value of its total assets. For purposes of industry concentration, there is no percentage limitation with respect to investments in U.S. Government securities and negotiable certificates of deposit, fixed time deposits and bankers' acceptances of U.S. branches of U.S. banks and U.S. branches of non-U.S. banks that are subject to the same regulation as U.S. banks;

     (6) purchase the securities or other obligations of any one issuer if, immediately after such purchase, more than 5% of the value of its total assets would be invested in securities or other obligations or any one such issuer. This limitation does not apply to issues of the U.S. Government, its agencies or instrumentalities;

     (7) make loans, except through the purchase or holding of debt obligations, repurchase agreements or loans of portfolio securities in accordance with its investment objective and policies (see "Investment Objective and Policies");

     (8) purchase or sell puts, calls, straddles, spreads, or any combinations thereof; real estate; commodities; commodity contracts or interests in oil, gas or mineral exploration or development programs. However, bonds or commercial paper issued by companies which invest in real estate or interests therein including real estate investment trusts may be purchased;

     (9) purchase securities on margin, make short sales of securities or maintain a short position, provided that this restriction is not deemed to be applicable to the purchase or sale of when-issued securities or of securities for delivery at a future date;

     (10) invest in fixed time deposits with a duration of over seven calendar days, or in fixed time deposits with a duration of from two business days to seven calendar days if more than 10% of its total assets would be invested in such deposits;

     (11) act as an underwriter of securities; or

     (12) issue any senior security (as that term is defined in the 1940 Act) if such issuance is specifically prohibited by the 1940 Act or the rules and regulations promulgated thereunder.

     Except as otherwise required, there will be no violation of any investment restriction if that restriction is complied with at the time the relevant action is taken notwithstanding a later change in market value of an investment, in net or total assets, in the securities rating of the investment, or any other later change. As a matter of non-fundamental policy, if asset coverage of the Portfolio's borrowings falls below 300%, within three days thereafter (not including Sundays and holdiays), The Portfolio will reduce the amount of its borrowing to an extent that the asset coverage of such borrowings shall be at least 300%.

     BBH ComSetSM II is classified as "diversified" under the 1940 Act, which means that at least 75% of its total assets is represented by cash; securities issued by the U.S. Government, its agencies or instrumentalities; and other securities limited in respect of any one issuer to an amount no greater than 5% of BBH ComSetSM II's total assets (other than securities issued by the U.S. Government, its agencies or instrumentalities).

     Non-Fundamental Restrictions: The Portfolio and BBH ComSet SM II may not as a matter of operating policy (except that BBH ComSet SM II may invest all of its assets in an open-end investment company with substantially the same investment objective, policies and restrictions as BBH ComSet SM II): (i) purchase more than 10% of all outstanding debt obligations of any one issuer (other than securities issued by the U.S. government, its agencies instrumentalities); (ii) invest more than 10% of its net assets (taken at the greater of cost or market value) in illiquid securities; (iii) purchase securities of other investment companies, except in connection with a merger, consolidation, reorganization or acquisition of assets, and except that each may invest in securities of other investment companies subject to the restrictions set forth in Section 12(d)(1) of the 1940 Act; or (iv) mortgage, pledge or hypothecate any assets except in connection with one or more borrowings described in Investment Restriction No. 3 and in amounts not to exceed 33 1/3% of the value of its total assets at the time of such borrowing. In addition, neither the Portfolio nor BBH ComSet SM II, as the case may be, will purchase securities while borrowings exceed 5% of its total assets. It is intended that any borrowing by the Portfolio or BBH ComSet SM II will be to facilitate the orderly sale of portfolio securities and/or to meet redemption requests, and will not be for investment purposes. These policies are non-fundamental and may be changed without shareholder approval.


     Percentage And Rating Restrictions. If a percentage or rating restriction on investment or utilization of assets set forth above or referred to in Part A is adhered to at the time an investment is made or assets are so utilized, a later change in percentage resulting from changes in the value of the portfolio securities or a later change in the rating of a portfolio security is not considered a violation of policy.


MANAGEMENT
Directors Of The Corporation
Information pertaining to the Directors and executive officers of the Corporation is set forth below. None of the Directors are "interested persons" as defined in the 1940 Act.

--------------------------------------------------------------------------------------
Name, Birth      Position(s)   Term    Principal          Number of    Other
Date and Address Held with     of      Occupation(s)      Funds in     Trustee/Director-ships
                 the           Office# During Past 5      Fund         Held
                 Corporation   and     Years              Complex
                               Length                     Overseen by
                               of                         Director^
                               Time
                               Served
--------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------
Joseph V.        Chairman of   Since   Managing           11           None
Shields Jr.      the Board     1990    Director,
                 and Director          Chairman and
Birth Date:                            Chief Executive
March 17, 1938                         Officer of
                                       Shields & Company
Shields &                              (registered
Company, 140                           broker-dealer and
Broadway, New                          member of New
York, NY 10005                         York Stock
                                       Exchange);
                                       Chairman of
                                       Capital
                                       Management
                                       Associates, Inc.
                                       (registered
                                       investment
                                       adviser); Vice
                                       Chairman and
                                       Trustee of New
                                       York Racing
                                       Association;
                                       Director of
                                       Flowers
                                       Industries, Inc.
                                       (diversified food
                                       company).

--------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------
Eugene P. Beard  Director      Since   Retired; Vice      11           Director of
                               1993    Chairman -                      Old Westbury
Birth Date:                            Finance/Operations              Funds (5
March 17, 1935                         and CFO of The                  Funds);
                                       Interpublic Group               Trustee of
The Interpublic                        of Companies,                   Sandhill
Group of                               Inc. (until                     Investment
Companies Inc.                         December 1999);                 Fund II
372 Danbury                            Special Advisor
Road, 2nd Floor                        of The
Wilton, CT                             Interpublic Group
06897-2530                             of Companies,
                                       Inc. (February
                                       2000 - December
                                       2003).
--------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------
Richard          Director      Since   Retired; Director  11           None
Carpenter                      1999    of Investments,
                                       Pennsylvania
Birth Date:                            Public School
March 17, 1933                         Employees'
                                       Retirement System
10820 North La                         (until December
Quinta Drive,                          1997).
Tucson, AZ 85737
--------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------
David P.         Director      Since   Retired; Chairman  11           Director of
Feldman                        1990    and CEO of AT&T                 Dreyfus
                                       Investment                      Mutual Funds
Birth Date:                            Management                      (59 Funds)
November 16,                           Corporation
1939                                   (until May 1997);
                                       Director of
3 Tall Oaks                            Jeffrey Co. (1992
Drive                                  - present);
Warren, NJ 07059                       Director of QMED
                                       (1999 - present).
--------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------
J. Angus Ivory   Director      Since   Retired; Director  11           None
                               1999    of Brown Brothers
Birth Date:                            Harriman Ltd.
July 31, 1932                          (subsidiary of
                                       Brown Brothers
Greenway Farm,                         Harriman & Co.)
Tockenham,                             (until December
Swindon,                               2001); Advisor,
Wiltshire, SN4                         RAF Central Fund
7PP England                            (1992 - June
                                       2003).
--------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------
Alan G. Lowy     Director      Since   Private Investor.  11           None
                               1993
Birth Date:
April 17, 1939

4111 Clear
Valley Drive,
Encino, CA 91436
--------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------
Arthur D.        Director      Since   Retired;           11           None
Miltenberger                   1992    Executive Vice
                                       President and
Birth Date:                            Chief Financial
                                       Officer of
November 8, 1938                       Richard K. Mellon
                                       and Sons (until
503 Darlington                         June 1998); Vice
Road, Ligonier,                        President and
PA 15658                               Treasurer of
                                       Richard King
                                       Mellon Foundation
                                       (until June
                                       1998); Trustee,
                                       R.K. Mellon
                                       Family Trusts
                                       (1951-June 2003);
                                       General Partner,
                                       Mellon Family
                                       Investment
                                       Company IV, V and
                                       VI; Director of
                                       Aerostructures
                                       Corporation
                                       (aircraft
                                       manufacturer)
                                       (1996-July 2003).
--------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------
Officers
--------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------
John A. Nielson  President     Since   President of the   N/A          Director of
                 and           2003    BBH Trust, BBH                  BBH Trust
Birth Date:      Principal             Prime                           Company
July 15, 1943    Executive             Institutional
                 Officer               Money Market
140 Broadway                           Fund, Inc., BBH
New York, NY                           Common Settlement
10005                                  II Fund, Inc.,
                                       BBH Fund, Inc.
                                       and the BBH U.S.
                                       Money Market
                                       Portfolio (since
                                       January 2004); He
                                       joined Brown
                                       Brothers Harriman
                                       & Co. ("BBH&Co.")
                                       in 1968 and has
                                       been a Partner of
                                       the firm since
                                       1987.
--------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------
Michael D.       Vice          Since   Vice President,    N/A          N/A
Martins          President,    2002    Treasurer,
                 Treasurer,            Principal
Birth Date:      Principal             Accounting
November 5, 1965 Accounting            Officer,
                 Officer and           Principal
140 Broadway     Principal             Financial Officer
New York, NY     Financial             and Principal
10005            Officer               Financial Officer
                                       of the BBH Trust,
                                       BBH Prime
                                       Institutional
                                       Money Market
                                       Fund, Inc., BBH
                                       Common Settlement
                                       II Fund, Inc.,
                                       BBH Fund, Inc.
                                       and the BBH U.S.
                                       Money Market
                                       Portfolio; Vice
                                       President (since
                                       April 2002) and
                                       Assistant Vice
                                       President
                                       (December 1996 to
                                       March 2002) of
                                       BBH & Co.
--------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------
Gail C. Jones    Secretary     Since   Secretary of the   N/A          N/A
                               2002    BBH Trust, BBH
Birth Date:                            Prime
October 26, 1953                       Institutional
                                       Money Market
1001 Liberty                           Fund, Inc., BBH
Avenue,                                Common Settlement
Pittsburgh, PA                         II Fund, Inc.,
15222-3779                             BBH Fund, Inc.
                                       and the BBH U.S.
                                       Money Market
                                       Portfolio  (since
                                       August 2002);
                                       Counsel, Reed
                                       Smith, LLP (since
                                       October 2002);
                                       Corporate Counsel
                                       January 1997 to
                                       September 2002
                                       and Vice
                                       President January
                                       1999 to September
                                       2002 of Federated
                                       Services Company.
--------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------
Peter J.         Vice          Since   Vice President of  N/A          N/A
Germain          President     2002    the BBH Trust,
                                       BBH Prime
Birth Date:                            Institutional
September 3,                           Money Market
1959                                   Fund, Inc., BBH
                                       Common Settlement
1001 Liberty                           II Fund, Inc.,
Avenue,                                BBH Fund, Inc.
Pittsburgh, PA                         and the BBH U.S.
15222-3779                             Money Market
                                       Portfolio (since
                                       August 2002);
                                       Senior Vice
                                       President,
                                       Federated
                                       Services Company
                                       (since November
                                       1997).
--------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------
Judith J.        Vice          Since   Vice President of  N/A          N/A
Mackin           President     2002    the BBH Trust,
                                       BBH Prime
Birth Date:                            Institutional
May 30, 1960                           Money Market
                                       Fund, Inc., BBH
1001 Liberty                           Common Settlement
Avenue,                                II Fund, Inc.,
Pittsburgh, PA                         BBH Fund, Inc.
15222-3779                             and the BBH
                                       Portfolios (since
                                       August 2002);
                                       Vice President of
                                       Federated
                                       Services Company
                                       (since November
                                       1997).
--------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------
Victor Siclari   Assistant     Since   Assistant          N/A          N/A
                 Secretary     2002    Secretary of the
Birth Date:                            BBH Trust, BBH
November 17,                           Prime
1961                                   Institutional
                                       Money Market
1001 Liberty                           Fund, Inc., BBH
Avenue,                                Common Settlement
Pittsburgh, PA                         II Fund, Inc.,
15222-3779                             BBH Fund, Inc.
                                       and the BBH
                                       Portfolios (since
                                       August 2002);
                                       Partner, Reed
                                       Smith, LLP (since
                                       October 2002);
                                       Vice President
                                       (March 1996 to
                                       September 2002)
                                       and Senior
                                       Corporate Counsel
                                       (July 1998 to
                                       September 2002)
                                       of Federated
                                       Investors, Inc.
--------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------
Nancy D. Osborn  Assistant     Since   Assistant          N/A          N/A
                 Secretary     2002    Secretary of the
Birth Date:                            BBH Trust, BBH
May 4, 1966                            Prime
                                       Institutional
140 Broadway                           Money Market
New York, NY                           Fund, Inc., BBH
10005                                  Common Settlement
                                       Fund II, Inc.,
                                       BBH Fund, Inc.
                                       and the BBH
                                       Portfolios (since
                                       August 2002);
                                       Associate, BBH &
                                       Co. (since April
                                       1996).
--------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------
John C. Smith    Assistant     Since   Assistant          N/A          N/A
                 Treasurer     2002    Treasurer of the
Birth Date:                            BBH Trust; BBH
August 2, 1965                         Prime
                                       Institutional
50 Milk Street                         Money Market
Boston, MA                             Fund, Inc., BBH
02109                                  Common Settlement
                                       II Fund, Inc.,
                                       BBH Fund, Inc.
                                       and the BBH
                                       Portfolios (since
                                       August 2002);
                                       Assistant Vice
                                       President (since
                                       September 2001),
                                       Associate
                                       (September
                                       2000-August 2001)
                                       and Senior
                                       Analyst (June
                                       1999 - August
                                       2000) of BBH & Co.
--------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------
Gregory Lomakin  Assistant     Since   Assistant          N/A          N/A
                 Treasurer     2002    Treasurer of the
Birth Date:                            BBH Trust, BBH
February 23,                           Prime
1965                                   Institutional
                                       Money Market
50 Milk Street                         Fund, Inc., BBH
Boston, MA                             Common Settlement
02109                                  II Fund, Inc.,
                                       BBH Fund, Inc.
                                       and the BBH U.S.
                                       Money Market
                                       Portfolio (since
                                       August 2002);
                                       Vice President
                                       (since April
                                       2003); Assistant
                                       Vice President
                                       (since April 2001
                                       - March 2003),
                                       and Associate
                                       (May 1992-April
                                       2001) of BBH&Co.
--------------------------------------------------------------------------------------


# Each Director holds office until he or she attains the age of 70 (72, in the case of Directors who were elected as such before January 1,
      2000), or until he or she sooner dies, resigns or is removed from office in accordance with the provisions of the Corporation's Articles of Incorporation. All Officers of the Corporation hold office for one year and until their respective successors are chosen and qualified (subject to the ability of the Directors to remove any officer in accordance with the Corporation's By-laws).


^ The Fund Complex consists of the Trust, BBH Fund, Inc., BBH Prime Institutional Money Market Fund, Inc., BBH Common Settlement II Fund, Inc., BBH U.S. Money Market Portfolio.


BOARD OF DIRECTORS
The Board of Directors, in addition to supervising the actions of the Corporation's Investment Adviser, the Administrator and the Distributor, as set forth below, decide upon matters of general policy with respect to the Corporation. The Board meets at least quarterly to review the investment performance of the Funds and other operational matters, including policies and procedures designed to promote compliance with various regulatory requirements. At least annually, the member of the Board of Directors who are not "interested persons" thereof (as defined in the 1940 Act) (the "Independent Directors") review the fees paid to the Investment Adviser for investment advisory services, and evaluate, among other things, the quality of such services and comparative fee information with respect to similar investment companies. The Independent Directors are assisted in this process by independent legal counsel.

The Independent Directors serve on an Audit Committee that selects the independent public accountants for the Funds and review accounting policies and controls. The Audit Committee held four meetings during the last fiscal year.

Messrs. Shields, Feldman and Carpenter serve on a Valuation Committee for each Fund that meets on an as-needed basis (and in any event not less frequently than monthly) to determine the "fair value" of any security for which market quotations are not readily available. The Valuation Committee held fourteen meetings during the last fiscal year.




                   Director Equity Ownership As Of 12/31/03

---------------------------------------------------------------------------
Name of Director          Dollar Range of Equity   Aggregate Dollar Range
                          Securities in Fund       of Equity Securities
                                                   in All Registered
                                                   Investment Companies
                                                   Overseen by Director
                                                   in BBH Family of Funds
---------------------------------------------------------------------------
---------------------------------------------------------------------------
Joseph V. Shields, Jr.    None                     None
---------------------------------------------------------------------------
---------------------------------------------------------------------------
Eugene P. Beard           None                     None
---------------------------------------------------------------------------
---------------------------------------------------------------------------
David P. Feldman          None                     None
---------------------------------------------------------------------------
---------------------------------------------------------------------------
Alan G. Lowy              None                     None
---------------------------------------------------------------------------
---------------------------------------------------------------------------
Arthur D. Miltenberger    None                     Over $100,000
---------------------------------------------------------------------------
---------------------------------------------------------------------------
Richard L. Carpenter      None                     None
---------------------------------------------------------------------------
---------------------------------------------------------------------------
J. Angus Ivory            None                     None
---------------------------------------------------------------------------

     As of October 12, 2004, the Directors and Officers of the Corporation as a group owned beneficially less than 1% of the outstanding shares of the Corporation, and to the knowledge of the Corporation, no person owned beneficially more than 5% of the outstanding shares of the Portfolio except as set forth below:

As of October 12, 2004, Brown Brothers Harriman and its affiliates separately have investment discretion over an additional 10,302,135 shares (21.5%) of ComSetSM II, as to which shares Brown Brothers Harriman disclaims beneficial ownership.

At the close of business on October 12, 2004, no person, to the knowledge of management, owned beneficially more than 5% of the outstanding shares of BBH ComSetSM II except that Brown Brothers Harriman & Co. owned 478,813,980 shares (100.0%). Shareholders owning more than 25% of the outstanding shares in BBH ComSetSM II have informed BBH ComSetSM that whenever such shareholder is requested to vote on matters pertaining to BBH ComSetSM II(other than a vote by BBH ComSetSM II to continue the operation of BBH ComSetSM II upon the withdrawal of another shareholder in BBH ComSetSM II), such shareholder will hold a meeting of its investors and will cast its votes as instructed by those investors.

COMPENSATION

      Each Director of the Corporation receives a base annual fee of $40,000 and such base annual fee is allocated among all series of the Corporation, BBH Trust, BBH U.S. Money Market Portfolio, BBH Fund, Inc., and BBH Prime Institutional Money Market Fund, Inc. (in each case, based upon their respective net assets). The Chairman of the Board (Mr. Shields) and the Chairman of the Audit Committee (Mr. Miltenberger) receive an additional fee of $10,000 and $5,000 per year, respectively. In addition, each Director receives an additional fee of $2,000 for attending each special Board meetings (meetings of the Board other than the regularly scheduled quarterly Board meetings).

             Director Compensation For Fiscal Year Ended 06/30/04

---------------------------------------------------------------------------
Name of Person,  Aggregate     Pension or     Estimated      Total
Position         Compensation  Retirement     Annual         Compensation
                 from          Benefits       Benefits upon  from
                 Portfolio     Accrued as     Retirement     Complex^
                 and Fund      Part of Fund                  paid to
                               Expenses                      Director
---------------------------------------------------------------------------
---------------------------------------------------------------------------
Joseph V.        $18,031.93    None           None           $42,500
Shields, Jr.,
Director
---------------------------------------------------------------------------
---------------------------------------------------------------------------
Eugene P.        $13,676.05    None           None           $34,000
Beard, Director
---------------------------------------------------------------------------
---------------------------------------------------------------------------
Richard L.       $14,247.83    None           None           $35,000
Carpenter,
Director
---------------------------------------------------------------------------
---------------------------------------------------------------------------
David P.         $14,247.83    None           None           $35,000
Feldman,
Director
---------------------------------------------------------------------------
---------------------------------------------------------------------------
J. Angus Ivory,  $13,676.05    None           None           $34,000
Director
---------------------------------------------------------------------------
---------------------------------------------------------------------------
Alan G. Lowy,    $13,676.05    None           None           $34,000
Director
---------------------------------------------------------------------------
---------------------------------------------------------------------------
Arthur D.        $15,425.35    None           None           $37,500
Miltenberger,
Director
---------------------------------------------------------------------------
^  See corresponding note to "Directors" table, above.


Because of the services rendered to the Portfolio by the Investment Adviser and the Administrator, the Portfolio requires no employees other than its officers, and the officers receive no compensation from the Portfolio.

CODE OF ETHICS
 ComSetSM II, BBH ComSetSM, the Portfolio, the Adviser and the Placement Agent each have adopted a code of ethics pursuant to Rule 17j-1 under the 1940 Act. Each code of ethics permits personnel subject to such code of ethics to invest in securities, including securities that may be purchased or held by the Portfolio. However, the codes of ethics contain provisions and requirements designed to identify and address certain conflicts of interest between personal investment activities and the interests of the Portfolio. Of course, there can be no assurance that the codes of ethics will be effective in identifying and addressing all conflicts of interest relating to personal securities transactions. The code of ethics of BBH ComSetSM II, ComSetSM, the Portfolio, the Adviser and the Placement Agent are on file with and are available from the SEC.

VOTING PROXIES ON FUND PORTFOLIO SECURITIES
The Board has delegated to the Investment Adviser authority to vote proxies on the securities held by the Portfolio. The Board has also approved the Investment Adviser's policies and procedures for voting the proxies, which are described below.

Proxy Voting Polices
The Investment Adviser generally will cast in favor of proposals that maintain or strengthen the shared interests of shareholders and management; increase shareholder value; maintain or increase shareholder influence over the issuer's board of directors and management; and maintain or increase the rights of shareholders.


The following examples illustrate how these general policies may apply to proposals submitted by a company's board of directors. However, whether the Investment Adviser supports or opposes a proposal will always depend on the specific circumstances described in the proxy statement and other available information.

The Investment Adviser will generally vote for proposals to:

o Declassify the board of directors and require annual election of directors
o Require auditor independence where availability of independent candidates is reasonable
o     Ensure shareholders' right to confidential voting
o     Require shareholder vote on any future poison pill
o     Removal of super-majority vote requirements
o     Change to a simple majority vote for shareholders
o     Restrict charitable contributions
o Prevent a company from soliciting/influencing employees' political contributions
o Convert traditional stock option plans to performance-indexed/benchmarked/indexed-based stock option plans
o     Review link between stock option compensation and performance
o     Issue reverse stock splits
o     Repurchase shares when deemed appropriate by management
o     Declare dividends when deemed appropriate by management
o     Appoint external independent auditors
o     Deliver annual reports
o Adjust executive performance-based incentive compensation to exclude non-recurring or non-operating income from the calculation
o Expense stock options on income statement/exceed the requirements of SFAS 123/provide more detailed reporting of stock option accounting.


The Investment Adviser will generally vote against proposals to do the following when the company is in compliance with existing regulation:

o     Classify/stagger the election of directors
o Require adoption of a workplace/vendor code of conduct based on international conventions or require additional reporting
o     Environmental reporting, restrictions or requirements
o     Disclose strategic development planning
o Socially-responsible criteria/social performance/human capital development/employee satisfaction criteria in executive compensation
o     Modify existing Equal Employment Opportunity policy language
o     Specifically restrain international lending practices
o     Require social/environmental/community "sustainability" reports
o Restrict, label, prohibit, require shareholder approval of genetically modified foods or products/activities containing specific chemicals/environmental agents
o     Require specific pension plan offerings for employees
o Restrict or require reporting on political contributions/political lobbying/employees who serve in a governmental capacity
o     Require cumulative voting
o     Impose pharmaceutical price caps/ceilings
o     Initiate or renew poison pills (shareholder rights plans)
o     Reprice stock options
o     Require geographic rotation of annual meetings
o Dictate company activities or require additional reporting regarding military activities/weaponization of space
o     Require a company to pay/increase a dividend or dictate use of cash flow
o Require reporting on anti-predatory lending practices or linking anti-predatory lending practices to executive compensation
o     Form a separate board committee to review sub-prime lending
o Nominate a "wage roll employee" or any other specific category of person to the board
o     Require reporting of cell-phone related accidents
o Require additional tobacco warnings/smoke-free restaurants and facilities
o     Restrict investment in tobacco, alcohol, gambling or other stocks
o     Require additonal reporting or rules concerning animal rights
o     Conversion from closed-end fund to open-end fund
o     Prohibit privatization/require reports on prohibiting privatization
o     Establish a shareholder matching gift plan
o     Link executive compensation to workforce/employee hiring trends
o     Require a fixed date for annual meetings
o     Require additional special reporting about advertising practices
o Issue new shares (stock split) when the proposed new total number of shares is greater than 2 1/2 times the currently outstanding number of shares (10% for international companies, unless use of funds is specified).

The Investment Adviser will review the following types of proposals on a case-by-case basis:

o     Executive severance and compensation arrangements
o     Requirements to hire a proxy voting firm
o     Women/minorities on the board of directors
o     Multiple candidates for the board of directors
o     Composition of the board of directors
o     Independent nominating committee of the board of directors
o     Non-discrimination on the basis of sexual preference
o     Suspension or cancellation of restricted stock program
o     Cap on non-audit fees for auditor
o     Term limits
o     Board committee to review conflicts of interest
o     State of incorporation
o     Separation of role of Chairperson and CEO
o     Require independent chairperson
o     All take over bids

The Investment Adviser will abstain from voting on an increase of Rule 12b-1 fees for open-end mutual funds.

Proxy Voting Procedures
The Investment Adviser has formed a Proxy Review Committee (PRC) to exercise all voting discretion in accordance with the proxy voting policies. The PRC is chaired by a senior investment management portfolio manager who oversees proxy review procedures and opinions. All members of the PRC are investment management employees who are Series 7 and 66 registered, except that there shall be at least one member who is an officer of Brown Brothers Harriman Trust Company. An investment management partner also oversees the activities of the PRC and is consulted on complex proxy issues and general PRC guidelines. In addition, the PRC will consult with a buy-side equity analyst of the Investment Adviser who follows a particular company on certain significant proposals concerning that company, such as mergers. Casting of votes will be performed and recorded by the Investment Adviser's Investment Management Services Proxy Processing Group (IMS) as directed by the PRC. All voting decisions by the PRC will be documented together with the committee's reasoning as to how they arrived at their vote.

Conflicts of Interest
The Investment Adviser has adopted procedures to address situations where a matter on which a proxy is sought may present a potential conflict between the interests of a Fund (and its shareholders) and those of the Investment Adviser. This may occur when a significant business relationship exists between the Investment Adviser (or its affiliates) and a company involved with a proxy vote. The PRC Chairperson will identify and document known potential or existing conflicts. Once identified, the Chairperson will document the reasons why such voting action should be taken. Additionally, if a member of the PRC becomes conflicted with a proxy voting matter, either directly or indirectly, or through association with that PRC member's business line, he or she must inform the Chairperson of the PRC of their conflicted status and document how and why that individual reached a conflicted status. This record will then be maintained by the IMS as part of the voting record. The conflicted PRC member will then become restricted to voting in the conflicted proxy matter and the Chairperson in charge of the PRC will assign another unrestricted individual to vote on that proxy matter. If the conflict covers all members of the PRC then the Chairperson of the PRC will document the PRC's decision on how to vote the conflicted proxies. In the event of a conflict of interest that is deemed to be irreconcilable by the Chairperson of the PRC, the Chairperson will review the conflict with either the Chairman of the Fund's Board of Directors or the Chairman of the Audit Committee. The voting record on conflicted proxies will be reviewed by the Investment Adviser's Compliance Department for completeness of the documentation.

INVESTMENT ADVISER
     Under its Investment Advisory Agreement with the Portfolio, subject to the general supervision of the Portfolio's Trustees and in conformance with the stated policies of the Portfolio, Brown Brothers Harriman & Co. Provides investment advice and portfolio management services to the Portfolio. In this regard, it is the responsibility of Brown Brothers Harriman & Co. to make the day-to-day investment decisions for the Portfolio, to place the purchase and sale orders for portfolio transactions and to manage, generally, the Portfolio's investments.

     The Investment Advisory Agreement between Brown Brothers Harriman & Co. and the Portfolio, as amended and restated remains in effect only as long as the agreement is specifically approved at least annually (i) by a vote of the holders of a "majority of the outstanding voting securities" (as defined in the 1940 Act) of the Portfolio, or by the Portfolio's Trustees, and (ii) by a vote of a majority of the Trustees of the Portfolio who are not parties to the Investment Advisory Agreement or "interested persons" (as defined in the 1940 Act) of the Portfolio ("Independent Trustees"), cast in person at a meeting called for the purpose of voting on such approval. The Investment Advisory Agreement was most recently approved by the Independent Trustees on November 8, 2002. The Investment Advisory Agreement terminates automatically if assigned and is terminable at any time without penalty by a vote of a majority of the Trustees of the Portfolio or by a vote of the holders of a "majority of the outstanding voting securities" (as defined in the 1940 Act) of the Portfolio on 60 days written notice to Brown Brothers Harriman & Co. and by Brown Brothers Harriman & Co. on 90 days written notice to the Portfolio (see "Additional Information").

     With respect to the Portfolio, the investment advisory fee paid to the Investment Adviser is calculated daily and paid monthly at an annual rate equal to 0.10% of the Portfolio's average daily net assets. Prior to July 1, 2000, the investment advisory fee paid to the Investment Adviser was calculated daily and paid monthly at an annual rate equal to 0.15% of the Portfolio's average daily net assets. For the fiscal years ended June 30, 2004, 2003 and 2002, the Portfolio incurred $3,051,272, $3,351,976 and
$3,458,367, respectively, for advisory services.

     The investment advisory services of Brown Brothers Harriman & Co. to the Portfolio are not exclusive under the terms of the Investment Advisory Agreement. Brown Brothers Harriman & Co. is free to and does render investment advisory services to others, including other registered investment companies.

     Pursuant to license agreements between Brown Brothers Harriman & Co. and each of the Portfolio, ComSetSM and BBH ComSetSM II dated May 9, 2000 and May 10, 2001, respectively, each of ComSetSM II, the Portfolio and BBH ComSetSM may continue to use in its name "BBH". Each agreement may be terminated by Brown Brothers Harriman & Co. at any time upon written notice to the Portfolio or BBH ComSetSM II, as the case may be, or immediately upon the expiration or earlier termination of any investment advisory agreement between the BBH ComSetSM II or any investment company in which BBH ComSetSM II invests all of its assets. Termination of the agreement would require each of BBH ComSetSM II, the Portfolio, and BBH ComSetSM to change its name to eliminate all reference to "BBH".

      As required by the 1940 Act, the Fund's Board has reviewed the investment advisory contract between Brown Brothers Harriman & Co. and the BBH U.S. Money Market Portfolio, in which the Fund invests all its assets. The Board's decision to approve this contract reflects the exercise of its business judgment on whether to continue the existing arrangements. During its review of the this contract, the Board considers many factors, among the most material of which are: the Portfolio's investment objective and long term performance; the Investment Adviser's management philosophy, personnel, and processes; the preferences and expectations of shareholders and their relative sophistication; the continuing state of competition in the mutual fund industry; comparable fees in the mutual fund industry; and the range and quality of services provided to the Portfolio and its shareholders by the Brown Brothers Harriman organization in addition to investment advisory services.


      In assessing the Investment Adviser's performance of its obligations, the Board also considers whether there has occurred a circumstance or event that would constitute a reason for it to not renew an advisory contract. In this regard, the Board is mindful of the potential disruptions of the Portfolio's operations and various risks, uncertainties and other effects that could occur as a result of a decision to terminate or not renew an advisory contract. In particular, the Board recognizes that most shareholders have invested in the Portfolio on the strength of the Investment Adviser's industry standing and reputation and in the expectation that the Investment Adviser will have a continuing role in providing advisory services to the Portfolio.

      The Board also considers the compensation and benefits received by the Investment Adviser. This includes fees received for services provided to the Portfolio by other entities in the Brown Brothers Harriman organization and research services received by the Investment Adviser from brokers that execute fund trades, as well as advisory fees. In this regard, the Board is aware that various courts have interpreted provisions of the 1940 Act and have indicated in their decisions that the following factors may be relevant to an Investment Adviser's compensation: the nature and quality of the services provided by the Investment Adviser, including the performance of the Portfolio; the Investment Adviser's cost of providing the services; the extent to which the Investment Adviser may realize "economies of scale" as the Portfolio grows larger; any indirect benefits that may accrue to the Investment Adviser and its affiliates as a result of the Investment Adviser's relationship with the Portfolio; performance and expenses of comparable funds; and the extent to which the independent Board members are fully informed about all facts bearing on the Investment Adviser's service and fee. The Board is aware of these factors and takes them into account in its review of the Portfolio's advisory contract.

      The Board considers and weighs these circumstances in light of its substantial accumulated experience in governing the Portfolio and working with Brown Brothers Harriman on matters relating to the BBH Funds, and is assisted in its deliberations by the advice of independent legal counsel. In this regard, the Board requests and receives a significant amount of information about the Portfolio and the Brown Brothers Harriman organization. The Investment Adviser provides much of this information at each regular meeting of the Board, and furnishes additional reports in connection with the particular meeting at which the Board's formal review of the advisory contracts occurs. In between regularly scheduled meetings, the Board may receive information on particular matters as the need arises.
Thus, the Board's evaluation of an advisory contract is informed by reports covering such matters as: the Investment Adviser's investment philosophy, personnel, and processes; the Portfolio's short- and long-term performance (in absolute terms as well as in relationship to its particular investment program and certain competitor or "peer group" funds), and comments on the reasons for performance; the Portfolio's expenses (including the advisory fee itself and the overall expense structure of the Portfolio, both in absolute terms and relative to similar and/or competing funds, with due regard for contractual or voluntary expense limitations); the use and allocation of brokerage commissions derived from trading the Portfolio's portfolio securities; the nature and extent of the advisory and other services provided to the Portfolio by the Investment Adviser and its affiliates; compliance and audit reports concerning the BBH Funds and the companies that service them; and relevant developments in the mutual fund industry and how the BBH Funds and/or Brown Brothers Harriman are responding to them.

      The Board also receives financial information about the Investment Adviser, including reports on the compensation and benefits Brown Brothers Harriman derives from its relationships with the BBH Funds. These reports cover not only the fees under the advisory contracts, but also fees received by Brown Brothers Harriman's subsidiaries for providing other services to the BBH Funds under separate contracts (e.g., for serving as the BBH Funds' administrator and custodian). The reports also discuss any indirect benefit Brown Brothers Harriman may derive from its receipt of research services from brokers who execute fund trades.

      The Board bases its decision to approve an advisory contract on the totality of the circumstances and relevant factors, and with a view to past and future long-term considerations. Not all of the factors and considerations identified above are relevant to every BBH Fund, nor does the Board consider any one of them to be determinative. Because the totality of circumstances includes considering the relationship of each BBH Fund, the Board does not approach consideration of every BBH Fund's advisory contract as if that were the only BBH Fund.

ADMINISTRATORS

     Brown Brothers Harriman Trust Company, LLC acts as Administrator of BBH ComSetSM II and the Portfolio. Brown Brothers Harriman Trust Company, LLC is a wholly-owned subsidiary of Brown Brothers Harriman & Co.

     In its capacity as Administrator of BBH ComSetSM II, Brown Brothers Harriman Trust Company, LLC administers all aspects of BBH ComSetSM II's operations subject to the supervision of BBH ComSetSM II's Directors except as set forth below under "Placement Agent". In connection with its responsibilities as Administrator and at its own expense, Brown Brothers Harriman Trust Company, LLC (i) provides BBH ComSetSM II with the services of persons competent to perform such supervisory, administrative and clerical functions as are necessary in order to provide effective administration of BBH ComSetSM II; (ii) oversees the performance of administrative and professional services to BBH ComSetSM II by others, including BBH ComSetSM II's Transfer and Dividend Disbursing Agent; (iii) provides BBH ComSetSM II with adequate office space and communications and other facilities; and (iv) prepares and/or arranges for the preparation, but does not pay for, the periodic updating of BBH ComSetSM II's registration statement, the printing of such documents for the purpose of filings with the SEC and state securities administrators, and the preparation of tax returns for BBH ComSetSM II and reports to shareholders and the SEC.

     For the services rendered to BBH ComSetSM II and related expenses borne by Brown Brothers Harriman Trust Company, LLC, as Administrator of BBH ComSetSM II, Brown Brothers Harriman Trust Company, LLC receives from BBH ComSetSM II an annual fee, computed daily and payable monthly, equal to 0.03% of BBH ComSetSM II's average daily net assets. For the fiscal years ended 2003 and 2004, the Fund incurred $83,162 and $101,757 in administration fees. Effective July 1, 2004, the administration fee will be equal to 0.01% of BBH ComSetSM II's average daily net assets.

     Brown Brothers Harriman Trust Company, LLC in its capacity as Administrator of the Portfolio, administers all aspects of the Portfolio's operations subject to the supervision of the Portfolio's Trustees except those of the Portfolio's Placement Agent as set forth above under "Investment Adviser". In connection with its responsibilities as Administrator for the Portfolio and at its own expense, Brown Brothers Harriman Trust Company, LLC (i) provides the Portfolio with the services of persons competent to perform such supervisory, administrative and clerical functions as are necessary in order to provide effective administration of the Portfolio, including the maintenance of certain books and records, receiving and processing requests for increases and decreases in the beneficial interests in the Portfolio, notification to the Investment Adviser of available funds for investment, reconciliation of account information and balances between the Custodian and the Investment Adviser, and processing, investigating and responding to investor inquiries; (ii) oversees the performance of administrative and professional services to the Portfolio by others, including the Custodian; (iii) provides the Portfolio with adequate office space and communications and other facilities; and (iv) prepares and/or arranges for the preparation, but does not pay for, the periodic updating of the Portfolio's registration statement for filing with the SEC, and the preparation of tax returns for the Portfolio and reports to investors and the SEC.

     For the services rendered to the Portfolio and related expenses borne by Brown Brothers Harriman Trust Company, LLC as Administrator of the Portfolio, Brown Brothers Harriman Trust Company, LLC receives from the Portfolio an annual fee, computed daily and payable monthly, equal to 0.035% of the Portfolio's average daily net assets. For the fiscal years ended June 30, 2004, 2003 and 2002, the Portfolio incurred $1,067,945, $1,173,192 and
$1,212,199, respectively, for administrative services.

 The Administration Agreement between BBH ComSetSM and Brown Brothers Harriman Trust Company, LLC and between the Portfolio and Brown Brothers Harriman Trust Company, LLC will remain in effect only so long as each such agreement is specifically approved at least annually in the same manner as the Portfolio's Investment Advisory Agreement (see "Investment Adviser"). The Independent Directors last approved BBH ComSetSM's Administration Agreement on August 15, 2000. The Independent Trustees last approved the Portfolio's Administration Agreement on November 9, 2000. Each agreement will terminate automatically if assigned by either party thereto and is terminable with respect to BBH ComSetSM or the Portfolio at any time without penalty by a vote of a majority of the Directors of BBH ComSetSM or the Trustees of the Portfolio, as the case may be, or by a vote of the holders of a "majority of the outstanding voting securities" (as defined in the 1940 Act) of BBH ComSetSM or the Portfolio, as the case may be. BBH ComSetSM's Administration Agreement is terminable by the Directors of BBH ComSetSM or shareholders of BBH ComSet on 60 days written notice to Brown Brothers Harriman Trust Company, LLC. The Portfolio's Administration Agreement is terminable by the Trustees of the Portfolio or by BBH ComSetSM and other investors in the Portfolio on 60 days written notice to Brown Brothers Harriman Trust Company, LLC. Each agreement is terminable by the respective Administrator on 90 days written notice to BBH ComSetSM or the Portfolio, as the case may be.

     Pursuant to separate Sub-administrative Services Agreements between Brown Brothers Harriman Trust Company, LLC and each of Federated Services Company ("Federated") and Brown Brothers Harriman & Co. (each, a "Sub-administrator"), the Sub-administrators perform such sub-administrative duties for BBH ComSetSM II and the Portfolio as are from time to time agreed upon by Brown Brothers Harriman Trust Company, LLC and each Sub-administrator. The offices of Federated are located at Federated Investors Tower, 1001 Liberty Avenue, Pittsburgh, Pennsylvania 15222-3779. The offices of Brown Brothers Harriman & Co. are located at 140 Broadway, New York, New York 10005. The Sub-administrators' sub-administrative duties may include, but are not necessarily limited to, providing equipment and clerical personnel necessary for maintaining the organization of BBH ComSetSM II and the Portfolio, participating in the preparation of documents required for compliance by BBH ComSetSM II and the Portfolio with applicable laws and regulations, preparing certain documents in connection with meetings of Directors/Trustees and shareholders of BBH ComSetSM II and the Portfolio, and other functions that would otherwise be performed by Brown Brothers Harriman Trust Company, LLC as set forth above (see "Administrator"). For performing such sub-administrative services, each Sub-administrator receives such compensation from Brown Brothers Harriman Trust Company, LLC as is from time to time agreed to between Brown Brothers Harriman Trust Company, LLC and each Sub-administrator, which fees, in the aggregate, may not exceed the amount paid to Brown Brothers Harriman Trust Company, LLC by BBH ComSetSM II and the Portfolio, respectively.

SHAREHOLDER SERVICING AGENT

Effective July 1, 2004, the Corporation has entered into a shareholder servicing agreement with Brown Brothers Harriman pursuant to which Brown Brothers Harriman, as agent for the Fund, among other things: answers inquiries from shareholders of and prospective investors in the Fund regarding account status and history, the manner in which purchases and redemptions in the Fund's shares may be effected and certain other matters pertaining to the Fund; assists shareholders of and prospective investors in the Fund in designating and changing dividend options, account designations and addresses; and provides such other related services as the Corporation or a shareholder of or prospective investor in the Fund may reasonably request. For these services, Brown Brothers Harriman receives from the Fund an annual fee of 0.05%, computed daily and payable monthly, of the average daily net assets of the Fund represented by shares owned during the period for which payment was being made by shareholders who did not hold their shares with an financial intermediary.

PLACEMENT AGENT

     BBH ComSetSM II has not retained the services of a principal underwriter or distributor, since interests in BBH ComSetSM II are offered solely in private placement transactions. Effective September 16, 2002, Edgewood Services, Inc. ("Edgewood") serves as BBH ComSetSM II's placement agent, for which it receives no compensation. Its offices are located at 5800 Corporate Drive, Pittsburgh, Pennsylvania 15237-7000. The Distributor's Contract dated as of September 16, 2002 between BBH ComSetSM II and Edgewood remains in effect for two years from the date of its execution and thereafter, but only so long as the continuance of such agreement is specifically approved at least annually in conformity with the requirements of the 1940 Act. The Distributor's Contract was first approved by the Independent Directors of BBH ComSetSM II on August 6, 2002. The agreement terminates automatically in the event of its assignment, and may be terminated (i) with respect to BBH ComSetSM II at any time, without penalty, by the Board of Directors of BBH ComSetSM II or by a vote of the holders of a "majority of the outstanding voting securities" (as defined in the 1940 Act) of BBH ComSetSM II on not more than ninety (90) days written notice to Edgewood, and (ii) by Edgewood on ninety (90) days written notice to BBH ComSetSM II.

EXPENSE REIMBURSEMENT

     Under an agreement dated May 10, 2001, Brown Brothers Harriman Trust Company, LLC ("BBHTC") agrees to waive its fee and/or make reimbursements to BBH ComSetSM II so that BBH ComSetSM II's operating expenses (excluding interest, taxes, brokerage commissions and extraordinary expenses of BBH ComSetSM II) do not exceed in aggregate 0.18% of BBH ComSetSM II's average net assets. For the year ended June 30, 2004, BBHTC reimbursed BBH ComSetSM II $62,620. This agreement will terminate on December 31, 2004.

CUSTODIAN, TRANSFER AND DIVIDEND DISBURSING AGENT

     Brown Brothers Harriman & Co., 40 Water Street, Boston, Massachusetts 02109, is the Custodian for BBH ComSetSM II and the Portfolio. As Custodian for BBH ComSetSM II, it is responsible for holding BBH ComSetSM II's assets (i.e., cash and BBH ComSetSM II's interest in the Portfolio) pursuant to a custodian agreement with BBH ComSetSM II. Cash is held for BBH ComSetSM II in demand deposit accounts at the Custodian. Subject to the supervision of the Administrator of BBH ComSetSM II, the Custodian maintains the accounting records for BBH ComSetSM II and each day computes the NAV and net income per share of BBH ComSetSM II.

     As Custodian for the Portfolio, it is responsible for maintaining books and records of portfolio transactions and holding the Portfolio's securities and cash pursuant to a custodian agreement with the Portfolio. Cash is held for the Portfolio in demand deposit accounts at the Custodian. Subject to the supervision of the Administrator of the Portfolio, the Custodian maintains the accounting and portfolio transaction records for the Portfolio and each day computes the NAV and net income of the Portfolio.

     Citigroup Global Transaction Services, Two Portland Square, Portland, Maine 04101 is the Transfer and Dividend Disbursing Agent for BBH ComSetSM
II. The Transfer and Dividend Disbursing Agent is responsible for maintaining the books and records detailing ownership of BBH ComSetSM II's shares.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     Deloitte & Touche LLP, Boston, Massachusetts is the independent registered public accounting firm for BBH ComSetSM II and the Portfolio.

NET ASSET VALUE

     The NAV of BBH ComSetSM II is determined each day the New York
Stock Exchange is open for regular trading and the Federal Reserve banks are open for business. (As of the date of this Statement of Additional Information, such Exchange and banks are so open every weekday except for the following holidays: New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Columbus Day, Veteran's Day, Thanksgiving Day and Christmas.) BBH ComSetSM II calculates its NAV once daily by subtracting from the value of BBH ComSetSM II's total assets (i.e., the value of its investment in the Portfolio and other assets) the amount of its liabilities, including expenses payable or accrued, and dividing the difference by the number of shares of BBH ComSetSM II outstanding at the time the determination is made.

     The value of the Portfolio's net assets (i.e., the value of its securities and other assets less its liabilities, including expenses payable or accrued) is determined at the same time and on the same days as the NAV of BBH ComSetSM II is determined. The determination of the value of BBH ComSetSM II's investment in the Portfolio is made by subtracting from the value of the total assets of the Portfolio the amount of the Portfolio's liabilities and multiplying the difference by the percentage, effective for that day, which represents BBH ComSetSM II's share of the aggregate beneficial interests in the Portfolio. The value of BBH ComSetSM II's investment in the Portfolio is determined once daily at 4:00 P.M., Eastern time on each day the New York Stock Exchange is open for regular trading and New York banks are open for business.

     The Portfolio's assets are valued by using the amortized cost method of valuation. This method involves valuing a security at its cost at the time of purchase and thereafter assuming a constant amortization to maturity of any discount or premium, regardless of the impact of fluctuating interest rates on the market value of the instrument. The market value of the securities held by the Portfolio fluctuates on the basis of the creditworthiness of the issuers of such securities and on the levels of interest rates generally. While the amortized cost method provides certainty in valuation, it may result in periods when the value so determined is higher or lower than the price the Portfolio would receive if the security were sold.

     Pursuant to a rule of the SEC, an investment company may use the amortized cost method of valuation subject to certain conditions and the determination that such method is in the best interests of BBH ComSetSM II's shareholders and the Portfolio's other investors. The use of amortized cost valuations is subject to the following conditions: (i) as a particular responsibility within the overall duty of care owed to the Portfolio's investors, the Trustees of the Portfolio have established procedures reasonably designed, taking into account current market conditions and the investment objective of its investors, to stabilize the NAV as computed; (ii) the procedures include periodic review by the Trustees of the Portfolio, as they deem appropriate and at such intervals as are reasonable in light of current market conditions, of the relationship between the value of the Portfolio's net assets using amortized cost and the value of the Portfolio's net assets based upon available indications of market value with respect to such portfolio securities; (iii) the Trustees of the Portfolio will consider what steps, if any, should be taken if a difference of more than 1/2 of 1% occurs between the two methods of valuation; and (iv) the Trustees of the Portfolio will take such steps as they consider appropriate, such as shortening the average portfolio maturity, realizing gains or losses, establishing the value of the Portfolio's net assets by using available market quotations, or reducing the value of interests in the Portfolio, to minimize any material dilution or other unfair results which might arise from differences between the two methods of valuation.

     Such conditions also generally require that: (i) investments for the Portfolio be limited to instruments which the Trustees of the Portfolio determine present minimal credit risks and which are of high quality as determined by any NRSRO that is not an affiliated person of the issuer of, or any issuer, guarantor or provider of credit support for, the instrument, or, in the case of any instrument that is not so rated, is of comparable quality as determined by the Investment Adviser under the general supervision of the Trustees of the Portfolio; (ii) a dollar-weighted average portfolio maturity of not more than 90 days be maintained and no instrument is purchased with a remaining maturity of more than 397 days; (iii) the Portfolio's available cash will be invested in such a manner as to reduce such maturity to 90 days or less as soon as is reasonably practicable, if the disposition of a portfolio security results in a dollar-weighted average portfolio maturity of more than 90 days; and (iv) no more than 5% of the Portfolio's total assets may be invested in the securities of any one issuer (other than U.S. Government securities).

     It is expected that BBH ComSetSM II will have a positive net income at the time of each determination thereof. If for any reason BBH ComSetSM II's net income is a negative amount, which could occur, for instance, upon default by an issuer of a portfolio security, BBH ComSetSM II would first offset the negative amount with respect to each shareholder account from the dividends declared during the month with respect to those accounts. If and to the extent that negative net income exceeds declared dividends at the end of the month, BBH ComSetSM II would reduce the number of outstanding Fund shares by treating each shareholder as having contributed to the capital of BBH ComSetSM II that number of full and fractional shares in his or her account which represents his or her share of the amount of such excess. Each shareholder would be deemed to have agreed to such contribution in these circumstances by his or her investment in BBH ComSetSM II.

COMPUTATION OF PERFORMANCE

     The current and effective yields of BBH ComSetSM II may be used from time to time in shareholder reports or other communications to shareholders or prospective investors. Seven-day current yield is computed by dividing the net change in account value (exclusive of capital changes) of a hypothetical pre-existing account having a balance of one share at the beginning of a seven-day calendar period by the value of that account at the beginning of that period, and multiplying the return over the seven-day period by 365/7. For purposes of the calculation, net change in account value reflects the value of additional shares purchased with dividends from the original share and dividends declared on both the original share and any such additional shares, but does not reflect realized gains or losses or unrealized appreciation or depreciation. BBH ComSetSM II's current yield for the seven-day calendar period ended June 30, 2004 was 1.02%. In addition, BBH ComSetSM II may use an effective annualized yield quotation for BBH ComSetSM II computed on a compounded basis by adding 1 to the base period return (calculated as described above), raising the sum to a power equal to 365/7, and subtracting 1 from the result. Based upon this latter method, BBH ComSetSM II's effective annualized yield for the seven-day calendar period ended June 30, 2004 was 1.02%.

      The yield should not be considered a representation of the yield of BBH ComSetSM II in the future since the yield is not fixed. Actual yields will depend on the type, quality and maturities of the investments held for the Portfolio, changes in interest rates on investments, and BBH ComSetSM II's expenses during the period.

     Yield information may be useful for reviewing the performance of BBH ComSetSM II and for providing a basis for comparison with other investment alternatives. However, unlike bank deposits or other investments which pay a fixed yield for a stated period of time, BBH ComSetSM II's yield does fluctuate, and this should be considered when reviewing performance or making comparisons.

     BBH ComSetSM II's "yield" and "effective yield" may be used from time to time in shareholder reports or other communications to shareholders or prospective investors. Both yield figures are based on historical earnings and are not intended to indicate future performance. Performance information may include BBH ComSetSM II's investment results and/or comparisons of its investment results to various unmanaged indexes (such as 1-month LIBOR) and to investments for which reliable performance data is available. Performance information may also include comparisons to averages, performance rankings or other information prepared by recognized mutual fund statistical services.
To the extent that unmanaged indexes are so included, the same indexes will be used on a consistent basis. BBH ComSetSM II's investment results as used in such communications are calculated in the manner set forth below.

     The "yield" of BBH ComSetSM II refers to the income generated by an investment in BBH ComSetSM II over a seven-day period (which period will be stated). This income is then "annualized". That is, the amount of income generated by the investment during that week is assumed to be generated each week over a 52-week period and is shown as a percentage of the investment. The "effective yield" is calculated similarly but, when annualized, the income earned by an investment in BBH ComSetSM II is assumed to be reinvested. The "effective yield" is slightly higher than the "yield" because of the compounding effect of this assumed reinvestment.

     The average annual total return of the Fund is calculated for any period by (a) dividing (i) the sum of the aggregate NAV per share on the last day of the period of shares purchased with a $1,000 payment on the first day of the period and the aggregate net asset value per share on the last day of the period of shares purchasable with dividends and capital gains distributions declared during such period with respect to shares purchased on the first day of such period and with respect to shares purchased with such dividends and capital gains distributions, by (ii) $1,000, (b) raising the quotient to a power equal to 1 divided by the number of years in the period, and (c) subtracting 1 from the result.

     The total rate of return of the Fund for any specified period is calculated by (a) dividing (i) the sum of the aggregate NAV per share on the last day of the period of shares purchased with a $1,000 payment on the first day of the period and the aggregate NAV per share on the last day of the period of shares purchasable with dividends and capital gains distributions declared during such period with respect to shares purchased on the first day of such period and with respect to shares purchased with such dividends and capital gains distributions, by (ii) $1,000, and (b) subtracting 1 from the result.

     The Portfolio commenced operations as of October 31, 1994 after the transfer to it of all of the assets of BBH Money Market Fund ("Money Market Fund") in exchange for an interest in the Portfolio. The Money Market Fund has investment policies, objective, guidelines and restrictions that are in all material respects equivalent to those of the Portfolio. The assets of the Portfolio as of October 31, 1994 were the same as the assets of the Money Market Fund immediately prior to the transfer. While the Money Market Fund continues to exist, its assets consist solely of its interest in the Portfolio. Since, in a practical sense, the Money Market Fund constitutes the "predecessor" of the Portfolio, the performance of the Portfolio is calculated for periods or portions thereof that commenced prior to the transfer of the Money Market Fund's assets to the Portfolio by including the performance of the Money Market Fund, with appropriate adjustments.

     Historical total return information for any period or portion thereof prior to the establishment of the Fund will be that of the Portfolio, adjusted to assume that all charges, expenses and fees of the Fund and the Portfolio which are presently in effect were deducted during such periods, as permitted by applicable SEC staff interpretations. The table that follows sets forth average annual total return information for the periods indicated:

                                         6/30/04
                 1 Year:                  0.93%
                 5 Years:                 3.28%
                 10 Years:                4.31%

     Performance calculations should not be considered a representation of the average annual or total rate of return of the Fund in the future since the rates of return are not fixed. Actual total rates of return and average annual rates of return depend on changes in the market value of, and dividends and interest received from, the investments held by the Fund's Portfolio and the Fund's and Portfolio's expenses during the period.

     Total and average annual rate of return information may be useful for reviewing the performance of the Fund and for providing a basis for comparison with other investment alternatives. However, unlike bank deposits or other investments which pay a fixed yield for a stated period of time, the Fund's total rate of return fluctuates, and this should be considered when reviewing performance or making comparisons.

     The Fund's performance may be used from time to time in shareholder reports or other communications to shareholders or prospective investors. Performance figures are based on historical earnings and are not intended to indicate future performance. Performance information may include the Fund's investment results and/or comparisons of its investment results to various unmanaged indexes and to investments for which reliable performance data is available. Performance information may also include comparisons to averages, performance rankings or other information prepared by recognized mutual fund statistical services. To the extent that unmanaged indexes are so included, the same indexes are used on a consistent basis. The Fund's investment results as used in such communications are calculated on a total rate of return basis in the manner set forth below.

     Period and average annualized "total rates of return" may be provided in such communications. The "total rate of return" refers to the change in the value of an investment in the Fund over a stated period based on any change in NAV per share and including the value of any shares purchasable with any dividends or capital gains distributions during such period. Period total rates of return may be annualized. An annualized total rate of return is a compounded total rate of return which assumes that the period total rate of return is generated over a one year period, and that all dividends and capital gains distributions are reinvested. An annualized total rate of return is slightly higher than a period total rate of return if the period is shorter than one year, because of the assumed reinvestment.

PURCHASES AND REDEMPTIONS

     A confirmation of each purchase and redemption transaction is issued on execution of that transaction.

     Redemptions from BBH ComSetSM II may be processed once a completed account application with a certified taxpayer identification number has been received.

     In the event a shareholder redeems all shares held in BBH ComSetSM II at any time during the month, all accrued but unpaid dividends are included in the proceeds of the redemption and future purchases of shares of BBH ComSetSM II by such shareholder would be subject to BBH ComSetSM II's minimum initial purchase requirements.

     BBH ComSetSM II reserves the right to discontinue, alter or limit the automatic reinvestment privilege at any time, but will provide shareholders prior written notice of any such discontinuance, alteration or limitation.

FEDERAL TAXES

     Dividends of net income and net short-term capital gains, if any, are taxable to shareholders of BBH ComSetSM II as ordinary income, whether such dividends are paid in cash or reinvested in additional shares. These distributions are not eligible for the dividends-received deduction allowed to corporate shareholders.

     Each year, BBH ComSetSM II intends to continue to qualify and elect that it be treated as a separate "regulated investment company" under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"). Under Subchapter M of the Code BBH ComSetSM II is not subject to federal income taxes on amounts distributed to shareholders. A 4% non-deductible excise tax is imposed on BBH ComSetSM II to the extent that certain distribution requirements for BBH ComSetSM II for each calendar year are not met. BBH ComSetSM II intends to continue to meet such requirements. The Portfolio is also not required to pay any federal income or excise taxes.

     Qualification as a regulated investment company under the Code requires, among other things, that (a) at least 90% of BBH ComSetSM II's annual gross income, without offset for losses from the sale or other disposition of securities, be derived from interest, payments with respect to securities loans, dividends and gains from the sale or other disposition of securities or other income derived with respect to its business of investing in such securities; (b) less than 30% of BBH ComSetSM II's annual gross income be derived from gains (without offset for losses) from the sale or other disposition of securities held for less than three months; and (c) the holdings of BBH ComSetSM II be diversified so that, at the end of each quarter of its fiscal year, (i) at least 50% of the market value of BBH ComSetSM II's assets be represented by cash, U.S. Government securities and other securities limited in respect of any one issuer to an amount not greater than 5% of BBH ComSetSM II's assets and 10% of the outstanding voting securities of such issuer, and (ii) not more than 25% of the value of BBH ComSetSM II's assets be invested in the securities of any one issuer (other than U.S. Government securities and securities of other investment companies). In addition, in order not to be subject to federal income tax, at least 90% of BBH ComSetSM II's net investment income and net short-term capital gains earned in each year must be distributed to BBH ComSetSM II's shareholders.

     To maintain a constant $1.00 per share NAV, the Directors may direct that the number of outstanding shares be reduced pro rata. If this adjustment is made, it will reflect the lower market value of portfolio securities and not realized losses.

     Other Taxes. The treatment of BBH ComSetSM II and its shareholders in those states which have income tax laws might differ from treatment under the federal income tax laws. Distributions to shareholders may be subject to additional state and local taxes. Shareholders are urged to consult their tax advisors regarding any state or local taxes.

     Other Information. Annual notification as to the tax status of capital gains distributions, if any, is provided to shareholders shortly after June 30, the end of BBH ComSetSM II's fiscal year. Additional tax information is mailed to shareholders in January. Under U.S. Treasury regulations, BBH ComSetSM II is required to withhold and remit to the U.S. Treasury a portion (31%) of dividends and capital gains distributions on the accounts of those shareholders who fail to provide a correct taxpayer identification number (Social Security Number for individuals) or to make required certifications, or who have been notified by the Internal Revenue Service that they are subject to such withholdings. Prospective investors should submit an IRS Form W-9 to avoid such withholding.

     This tax discussion is based on the tax laws and regulations in effect on the date of this Prospectus, however such laws and regulations are subject to change. Shareholders and prospective investors are urged to consult their tax advisors regarding specific questions relevant to their particular circumstances.


DESCRIPTION OF SHARES

     BBH ComSetSM II is an open-end management investment company organized as a Maryland corporation on May 9, 2001. Its principal office is located at 140 Broadway, New York, NY 10005; its telephone number is (212) 493-7888. The Articles of Incorporation currently permit BBH ComSetSM II to issue 25,000,000,000 shares of common stock, par value $0.001 per share. The Board of Directors has the power to designate on or more series of shares of common stock and to classify and reclassify any unissued shares with respect to such series.

     Each Fund share represents an equal proportionate interest in BBH ComSetSM II with each other share. Upon liquidation or dissolution of BBH ComSetSM II, BBH ComSetSM II's shareholders are entitled to share pro rata in BBH ComSetSM II's net assets available for distribution to its shareholders.

     Shareholders are entitled to one vote for each share held on matters on which they are entitled to vote. Shareholders in BBH ComSetSM II do not have cumulative voting rights, and shareholders owning more than 50% of the outstanding shares of BBH ComSetSM II may elect all of the Directors of BBH ComSetSM II if they choose to do so and in such event the other shareholders in BBH ComSetSM II would not be able to elect any Director of BBH ComSetSM
II. BBH ComSetSM II is not required and has no current intention to hold meetings of shareholders annually but BBH ComSetSM II will hold special meetings of shareholders when in the judgment of BBH ComSetSM II's Directors it is necessary or desirable to submit matters for a shareholder vote. Shareholders have under certain circumstances e.g., upon application and submission of certain specified documents to the Directors of BBH ComSetSM II by a specified number of shareholders) the right to communicate with other shareholders in connection with requesting a meeting of shareholders for the purpose of removing one or more Directors of BBH ComSetSM II. Shareholders also have the right to remove one or more Directors of BBH ComSetSM II without a meeting by a declaration in writing by a specified number of shareholders. Shares have no preference, pre-emptive, conversion or similar rights. The rights of redemption are described in the offering circular. Shares are fully paid and non-assessable by BBH ComSetSM II.

     Stock certificates are not issued by BBH ComSetSM II.

     The By-Laws of BBH ComSetSM II provide that the presence in person or by proxy of the holders of record of one half of the shares of BBH ComSetSM II outstanding and entitled to vote thereat shall constitute a quorum at all meetings of Fund shareholders, except as otherwise required by applicable law. The By-Laws further provide that all questions shall be decided by a majority of the votes cast at any such meeting at which a quorum is present, except as otherwise required by applicable law.

     The Articles of Incorporation and the By-Laws of BBH ComSetSM II provide that BBH ComSetSM II indemnify the Directors and officers of BBH ComSetSM II to the full extent permitted by the Maryland Corporation Law, which permits indemnification of such persons against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices with BBH ComSetSM II. However, nothing in the Articles of Incorporation or the By-Laws of BBH ComSetSM II protects or indemnifies a Director or officer of BBH ComSetSM II against any liability to BBH ComSetSM II or its shareholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

     The Portfolio, in which all of the assets of BBH ComSetSM II are invested, is organized as a trust under the law of the State of New York. The Portfolio's Declaration of Trust provides that BBH ComSetSM II and other entities investing in the Portfolio (e.g., other investment companies, insurance company separate accounts and common and commingled trust funds) are each liable for all obligations of the Portfolio. However, the risk of BBH ComSetSM II incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance existed and the Portfolio itself was unable to meet its obligations. Accordingly, the Directors of BBH ComSetSM II believe that neither BBH ComSetSM II nor its shareholders will be adversely affected by reason of the investment of all of the assets of BBH ComSetSM II in the Portfolio.

     Each investor in the Portfolio, including BBH ComSetSM II, may add to or reduce its investment in the Portfolio on each day the New York Stock Exchange is open for regular trading and New York banks are open for business. At 4:00 P.M., Eastern time on each such business day, the value of each investor's beneficial interest in the Portfolio is determined by multiplying the NAV of the Portfolio by the percentage, effective for that day, which represents that investor's share of the aggregate beneficial interests in the Portfolio. Any additions or withdrawals, which are to be effected on that day, are then effected. The investor's percentage of the aggregate beneficial interests in the Portfolio is then recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in the Portfolio as of 4:00 P.M., Eastern time on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor's investment in the Portfolio effected on such day, and (ii) the denominator of which is the aggregate NAV of the Portfolio as of 4:00 P.M., Eastern time on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined is then applied to determine the value of the investor's interest in the Portfolio as of 4:00 P.M., Eastern time on the following business day of the Portfolio.

     Whenever BBH ComSetSM II is requested to vote on a matter pertaining to the Portfolio, BBH ComSetSM II will vote its shares in favor of the proposal without a meeting of shareholders of BBH ComSetSM II if the proposal is one, if which made with respect to BBH ComSetSM II, would not require the vote of shareholders of BBH ComSetSM II as long as such action is permissible under applicable statutory and regulatory requirements. For all other matters requiring a vote, BBH ComSetSM II will hold a meeting of shareholders of BBH ComSetSM II and, at the meeting of investors in the Portfolio, BBH ComSetSM II will cast all of its votes in the same proportion as the votes of BBH ComSetSM II's shareholders even if all Fund shareholders did not vote. Even if BBH ComSetSM II votes all its shares at the Portfolio meeting, other investors with a greater pro rata ownership in the Portfolio could have effective voting control of the operations of the Portfolio.

     Interests in the Portfolio have no preference, preemptive, conversion or similar rights, and are fully paid and non-assessable. The Portfolio is not required to hold annual meetings of investors, but will hold special meetings of investors when, in the judgment of its trustees, it is necessary or desirable to submit matters for an investor vote. Each investor is entitled to a vote in proportion to the share of its investment in the Portfolio.

PORTFOLIO BROKERAGE TRANSACTIONS

     Brown Brothers Harriman & Co., as Investment Adviser for the Portfolio, places orders for all purchases and sales of portfolio securities, enters into repurchase and reverse repurchase agreements and executes loans of portfolio securities. Fixed-income securities are generally traded at a net price with dealers acting as principal for their own account without a stated commission. The price of the security usually includes a profit to the dealer. In underwritten offerings, securities are purchased at a fixed price which includes an amount of compensation to the underwriter, generally referred to as the underwriter's concession or discount. On occasion, certain money market instruments may be purchased directly from an issuer, in which case no commissions or discounts are paid. From time to time certificates of deposit may be purchased through intermediaries who may charge a commission for their services.

     On those occasions when Brown Brothers Harriman & Co. deems the purchase or sale of a security to be in the best interests of the Portfolio as well as other customers, Brown Brothers Harriman & Co., to the extent permitted by applicable laws and regulations, may, but is not obligated to, aggregate the securities to be sold or purchased with those to be sold or purchased for other customers in order to obtain best execution, including lower brokerage commissions, if appropriate. In such event, allocation of the securities so purchased or sold as well as any expenses incurred in the transaction are made by Brown Brothers Harriman & Co. in the manner it considers to be most equitable and consistent with its fiduciary obligations to its customers, including the Portfolio. In some instances, this procedure might adversely affect the Portfolio.

     Although the Portfolio generally holds investments until maturity and does not seek profits through short-term trading, it may dispose of any portfolio security prior to its maturity if it believes such disposition advisable.

BOND, NOTE AND COMMERCIAL PAPER RATINGS

     There is no additional percentage limitation with respect to investments in negotiable certificates of deposit, fixed time deposits and bankers' acceptances of U.S. branches of U.S. banks and U.S. branches of non-U.S. banks that are subject to the same regulation as U.S. banks. Since the Portfolio may contain U.S. dollar-denominated certificates of deposit, fixed time deposits and bankers' acceptances that are issued by non-U.S. banks and their non-U.S. branches, the Portfolio may be subject to additional investment risks with respect to those securities that are different in some respects from obligations of U.S. issuers, such as currency exchange control regulations, the possibility of expropriation, seizure or nationalization of non-U.S. deposits, less liquidity and more volatility in non-U.S. securities markets and the impact of political, social or diplomatic developments or the adoption of other foreign government restrictions which might adversely affect the payment of principal and interest on securities held by the Portfolio. If it should become necessary, greater difficulties might be encountered in invoking legal processes abroad than would be the case in the United States. Issuers of non-U.S. bank obligations may be subject to less stringent or different regulations than are U.S. bank issuers, there may be less publicly available information about a non-U.S. issuer, and non-U.S. issuers generally are not subject to uniform accounting and financial reporting standards, practices and requirements comparable to those applicable to U.S. issuers. Income earned or received by the Portfolio from sources within countries other than the United States may be reduced by withholding and other taxes imposed by such countries. Tax conventions between certain countries and the United States, however, may reduce or eliminate such taxes. All such taxes paid by the Portfolio would reduce its net income available for distribution to investors (i.e., BBH ComSetSM II and other investors in the Portfolio); however, the Investment Adviser would consider available yields, net of any required taxes, in selecting securities of non-U.S. issuers. While early withdrawals are not contemplated, fixed time deposits are not readily marketable and may be subject to early withdrawal penalties, which may vary. Assets of the Portfolio are not invested in obligations of Brown Brothers Harriman & Co., or the Distributor, or in the obligations of the affiliates of any such organization. Assets of the Portfolio are also not invested in fixed time deposits with a maturity of over seven calendar days, or in fixed time deposits with a maturity of from two business days to seven calendar days if more than 10% of the Portfolio's net assets would be invested in such deposits.

                                 BOND RATINGS

Moody's Investors Service ("Moody's")

     Aaa - Bonds rated Aaa are judged to be of the "best quality". Issues rated Aaa may be further modified by the numbers 1, 2 or 3 (3 being the highest) to show relative strength within the rating category.

Standard & Poor's Corporation ("S&P")

     AAA - The AAA rating is the highest rating assigned to debt obligations and indicates an extremely strong capacity to pay principal and interest.

     Note and Variable Rate Investment Ratings

     Moody's - MIG-1. Notes rated MIG-1 are judged to be of the best quality, enjoying strong protection from established cash flow of funds for their services or from established and broad-based access to the market for refinancing or both.

     S&P - SP-1. SP-1 denotes a very strong or strong capacity to pay principal and interest. Issues determined to possess overwhelming safety characteristics are given a plus (+) designation (SP-1+).

Corporate Commercial Paper Ratings

     Moody's - Commercial Paper ratings are opinions of the ability of issuers to repay punctually promissory obligations not having an original maturity in excess of nine months. Prime-1 indicates highest quality repayment capacity of rated issue.

     S&P - Commercial Paper ratings are a current assessment of the likelihood of timely payment of debts having an original maturity of no more than 365 days.
Issues rated A-1 have the greatest capacity for timely payment. Issues rated "A-1+" are those with an "overwhelming degree of credit protection."

Other Considerations

     Among the factors considered by Moody's in assigning bond, note and commercial paper ratings are the following: (i) evaluation of the management of the issuer; (ii) economic evaluation of the issuer's industry or industries and an appraisal of speculative-type risks which may be inherent in certain areas; (iii) evaluation of the issuer's products in relation to competition and customer acceptance; (iv) liquidity; (v) amount and quality of long-term debt; (vi) trend of earnings over a period of 10 years; (vii) financial strength of a parent company and the relationships which exist with the issuer; and (viii) recognition by management of obligations which may be present or may arise as a result of public interest questions and preparations to meet such obligations.

     Among the factors considered by S&P in assigning bond, note and commercial paper ratings are the following: (i) trend of earnings and cash flow with allowances made for unusual circumstances, (ii) stability of the issuer's industry, (iii) the issuer's relative strength and position within the industry and (iv) the reliability and quality of management.

ADDITIONAL INFORMATION

     As used in this Part B and in Part A, the term "majority of the outstanding voting securities" (as defined in the 1940 Act) currently means the vote of (i) 67% or more of the outstanding voting securities present at a meeting, if the holders of more than 50% of the outstanding voting securities are present in person or represented by proxy; or (ii) more than 50% of the outstanding voting securities, whichever is less.

     Fund shareholders receive semi-annual reports containing unaudited financial statements and annual reports containing financial statements audited by independent auditors.

     Other mutual funds or institutional investors may invest in the Portfolio on the same terms and conditions as BBH ComSetSM II. However, these other investors may have different operating expenses which may generate different aggregate performance results. Information concerning other investors in the Portfolio is available from Brown Brothers Harriman & Co.

     BBH ComSetSM II may withdraw its investment in the Portfolio as a result of certain changes in the Portfolio's investment objective, policies or restrictions or if the Board of Directors of BBH ComSetSM II determine that it is otherwise in the best interests of BBH ComSetSM II to do so. Upon any such withdrawal, the Board of Directors of BBH ComSetSM II would consider what action might be taken, including the investment of all of the assets of BBH ComSetSM II in another pooled investment entity or the retaining of an investment adviser to manage BBH ComSetSM II's assets in accordance with the investment policies described above with respect to the Portfolio. In the event the Directors of BBH ComSetSM II were unable to accomplish either, the Directors will determine the best course of action.

FINANCIAL STATEMENTS

     The Annual Report of BBH ComSetSM II dated June 30, 2004 has been filed with the SEC pursuant to Section 30(b) of the 1940 Act and Rule 30b2-1 thereunder and is hereby incorporated herein by reference. A copy of the Annual Report will be provided without charge to each person receiving this Statement of Additional Information.











                                    PART C
Item 22. Exhibits.

      (a)         Conformed copy of Articles of Incorporation of the
                  Registrant; (1)
      (b)         Conformed copy of By-laws of the Registrant; (1)
      (c)         Not Applicable;
      (d)         Not Applicable;
      (e)         Conformed copy of Placement Agent Agreement of the
                  Registrant; (3)
      (f)         Not Applicable;
      (g)         Not Applicable;
      (h)   (i)   Conformed copy of Administration Agreement of the
                  Registrant; (1)
            (ii)  Conformed copy of Amended and Restated Administration
                  Agreement of the Registrant; (3)
            (iii) Conformed copy of Subadministration Agreement of the
                  Registrant; (3)
            (iv)  Conformed copy of Transfer Agency Agreement of the
                  Registrant; (1)
      (i)         Not Applicable;
      (j)         Not Applicable;
      (k)         Not Applicable;
      (l)         Investment representation letters of initial investors; (1)
      (m)         Not Applicable;
      (n)         Not Applicable;
      (o)   (i)   Conformed copy of Power of Attorney of the President
                  (Principal Executive Officer),   Vice President and Treasurer
                  (Principal Accounting Officer and Principal Financial Officer,
                  and Directors of the Registrant; (3)
            (ii)  Conformed copy of Power of Attorney of the President
                  (Principal Executive Officer) of the Registrant; (3)
      (p)   (i)   Conformed copy of Code of Ethics of the Fund; (2)
            (ii)  Conformed copy of Code of Ethics of the Brown Brothers
                  Harriman & Co.; (1)
            (iii) Conformed copy of Code of Ethics of Edgewood
                  Services, Inc.; (2)
            (iv)  Conformed copy of Code of Ethics of Federated
                  Investors, Inc.; (3)

-----------------------------
*All exhibits have been filed electronically.

(1) Incorporated herein by reference from the registration statement as initially filed with the Securities and Exchange Commission on June 20, 2001.
(2) Incorporated herein by reference from the registration statement as initially filed with the Securities and Exchange Commission on October 28, 2002.
(3) Incorporated herein by reference from the registration statement filed with the Securities and Exchange Commission on October 24, 2003.


Item 23. Persons Controlled by or Under Common Control with Registrant.
         --------------------------------------------------------------

           Not applicable.

Item 24. Indemnification.

     Reference is made to Article VII of Registrant's By-Laws.

Registrant, its Directors and officers, and persons affiliated with them are insured against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities that might be imposed as a result of such actions, suits or proceedings.

Insofar as indemnification for liability arising under the Securities Act of 1933, as amended (the "Act"), may be permitted to Directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Director, officer of controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 25. Business and Other Connections of Investment Adviser.
         -----------------------------------------------------

The Registrant's investment adviser, Brown Brothers Harriman & Co., is a New York limited partnership. Brown Brothers Harriman & Co. conducts a general banking business and is a member of the New York Stock Exchange.

To the knowledge of the Registrant, none of the general partners or officers of Brown Brothers Harriman & Co. is engaged in any other business, profession, vocation or employment of a substantial nature.

Item 26. Principal Underwriters.

        Not applicable.

Item 27. Location of Accounts and Records.
         ---------------------------------

        All accounts, books and other documents required to be maintained by
Section 31(a) of the Investment Company Act of 1940 and the Rules thereunder are maintained at the offices of:

            BBH Common Settlement II Fund, Inc.
            40 Water Street,
            Boston, MA 02109
            (Registrant)

            Brown Brothers Harriman
            140 Broadway
            New York, NY  10005
            (investment adviser)

            Brown Brothers Harriman Trust Company, LLC
            140 Broadway
            New York, NY  10005
            (administrator)

            Federated Services Company
            Federated Investors Tower
            1001 Liberty Avenue
            Pittsburgh, PA  15222-3779
            (subadministrator)

            Edgewood Services, Inc.
            Federated Investors Tower
            1001 Liberty Avenue
            Pittsburgh, PA  15222-3779
            (placement agent)

Item 28.  Management Services.

        Not applicable.

Item 29.  Undertakings.

        Not applicable.


                                  SIGNATURES

     Pursuant to the requirements of the Investment Company Act of 1940, BBH U.S. Money Market Portfolio has duly caused this amendment to its Registration Statement on Form N-1A to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania on the 29th day of October, 2004.

                       BBH U.S. MONEY MARKET PORTFOLIO
                           By: /s/ JOHN A. NIELSON
                         (John A. Nielson, President)


Pursuant to the requirements of the Investment Company Act of 1940, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated above.

SIGNATURE                       TITLE                     DATE

/s/ JOHN A. NIELSON             President, Principal      October 29, 2004
(John A. Nielson)               Executive Officer

/s/ JOSEPH V. SHIELDS, JR.      Trustee
(Joseph V. Shields, Jr.)

/s/ RICHARD L. CARPENTER        Trustee
(Richard L. Carpenter)

/s/ EUGENE P. BEARD             Trustee
(Eugene P. Beard)

/s/ DAVID P. FELDMAN            Trustee
(David P. Feldman)

/s/ J. ANGUS IVORY              Trustee
(J. Angus Ivory)

/s/ ALAN G. LOWY                Trustee
(Alan G. Lowy)

/s/ ARTHUR D. MILTENBERGER      Trustee
(Arthur D. Miltenberger)

/s/ MICHAEL D. MARTINS          Treasurer, Principal Financial
(Michael D. Martins)            Officer and Principal
                                Accounting Officer


                                  SIGNATURES

     Pursuant to the requirements of the Investment Company Act of 1940, BBH Common Settlement II Fund, Inc. has duly caused the amendment to its
Registration Statement on Form N-1A to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania on the 29th day of October, 2004.

                     BBH COMMON SETTLEMENT II FUND, INC.

                            By: /s/ GAIL C. JONES
                           Gail C. Jones, Secretary
                               October 29, 2004

       Pursuant to the requirements of the Investment Company Act of 1940, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated above.

SIGNATURE                          TITLE                        DATE

/s/ JOHN A. NIELSEN                President (Principal     October 29, 2004
(John A. Nielson)                  Executive Officer


/s/ JOSEPH V. SHIELDS, JR.         Trustee
(Joseph V. Shields, Jr.)


/s/ RICHARD L. CARPENTER           Trustee
(Richard L. Carpenter)


/s/ EUGENE P. BEARD                Trustee
(Eugene P. Beard)


/s/ DAVID P. FELDMAN               Trustee
(David P. Feldman)


/s/ J. ANGUS IVORY                 Trustee
(J. Angus Ivory)


/s/ ALAN G. LOWY                   Trustee
(Alan G. Lowy)


/s/ ARTHUR D. MILTENBERGER         Trustee
(Arthur D. Miltenberger)


/s/ MICHAEL D. MARTINS             Treasurer, Principal Financial
(Michael D. Martins)               Officer and Principal
                                   Accounting Officer